                    STATEMENT OF DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Company and the Group as at the end of the financial year and of the result of the Group for that period. In preparing those financial statements, the directors are required to:

     select suitable accounting policies and then apply them consistently;

     make judgements and estimates that are reasonable and prudent;

     state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements; and

     prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Group will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Group and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.


                        AUDITORS' REPORT TO THE MEMBERS

To the Members of Meggitt PLC

We have audited the financial statements on pages 24 to 46 which have been prepared under the accounting policies set out on page 29.

Respective responsibilities of directors and auditors

As described above the Company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Company's and the Group's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of affairs of the Company and the Group as at 31 December 1997 and of the profit of the Group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.



                          Deloitte & Touche
                          Chartered Accountants and Registered Auditors, Bristol 24 April 1998


___________________________________________________________________________23___
G R O W T H   T H R O U G H   E N G I N E E R I N G   E X C E L L E N C E

                       CONSOLIDATED PROFIT & LOSS ACCOUNT


for the year ended 31 December 1997

                                                                           1997         1996
                                                               Notes     'L''000      'L''000
-------------------------------------------------------------------------------------------------
Turnover                                                         2       265,126      256,299
Cost of sales                                                           (163,454)    (166,984)
-------------------------------------------------------------------------------------------------
Gross Profit                                                             101,672       89,315
Net operating expenses                                           3       (69,102)     (66,156)
Provisions released                                                           --        2,440
-------------------------------------------------------------------------------------------------
Operating Profit                                                 4        32,570       25,599

Exceptional Items
   Net profit on disposal of properties                          5           214           --
   Loss on disposal of discontinued operations                              (827)     (30,749)
   Provisions released                                                       827       31,399
-------------------------------------------------------------------------------------------------
Profit on Ordinary Activities Before Interest                             32,784       26,249
   Interest payable (net)                                        8        (1,324)      (1,909)
-------------------------------------------------------------------------------------------------
Profit on Ordinary Activities Before Taxation                             31,460       24,340
   Tax on profit on ordinary activities                          9       (10,012)      (7,932)
-------------------------------------------------------------------------------------------------
Profit on Ordinary Activities After Taxation                              21,448       16,408
   Minority interests - equity                                  10          (897)        (564)
-------------------------------------------------------------------------------------------------
Profit for the Financial Year                                             20,551       15,844
   Dividends                                                    12       (10,357)      (9,175)
-------------------------------------------------------------------------------------------------
Retained Profit for the Financial Year                          25        10,194        6,669
-------------------------------------------------------------------------------------------------
Earnings per share                                              13           9.4p         7.3p
Earnings per share - IIMR basis                                              9.3p         7.0p
-------------------------------------------------------------------------------------------------

Turnover and Operating Profit for the year relate to continuing activities.


24 _____________________________________________________________________________
    M E G G I T T   P L C   A N N U A L   R E P O R T   &   A C C O U N T S   97

                           CONSOLIDATED BALANCE SHEET

as at 31 December 1997

                                                                               1997         1996
                                                                   Notes     'L''000      'L''000
-------------------------------------------------------------------------------------------------
Fixed Assets
Intangible assets                                                   14          72          307
Tangible assets                                                     15      37,906       34,954
Investments                                                         16       5,998        6,576
-------------------------------------------------------------------------------------------------
                                                                            43,976       41,837
-------------------------------------------------------------------------------------------------
Current Assets
Stocks                                                              17      38,375       40,545
Debtors                                                             18      68,655       59,375
Cash at bank and in hand and short term deposits                    19      40,335       33,948
-------------------------------------------------------------------------------------------------
                                                                           147,365      133,868
Creditors - amounts falling due within one year                     20     (78,174)     (72,945)
-------------------------------------------------------------------------------------------------
Net Current Assets                                                          69,191       60,923
-------------------------------------------------------------------------------------------------
Total Assets Less Current Liabilities                                      113,167      102,760
Creditors - amounts falling due after more than one year            21     (37,911)     (36,390)
Provisions for liabilities and charges - deferred tax               22        (912)        (544)
-------------------------------------------------------------------------------------------------
                                                                            74,344       65,826
-------------------------------------------------------------------------------------------------
Capital & Reserves
Called up share capital                                             23      10,996       10,915
Share premium account                                               25      55,077       53,601
Revaluation reserve                                                 25       1,465        2,828
Other reserves                                                      25      18,401       18,401
Merger reserve                                                      25      37,619       37,619
Profit and loss account                                             25      36,888       27,087
-------------------------------------------------------------------------------------------------
                                                                           160,446      150,451
Goodwill reserve                                                    25     (87,510)     (85,725)
-------------------------------------------------------------------------------------------------
Shareholders' Funds - Equity                                                72,936       64,726
Minority Interests - Equity                                                  1,408        1,100
-------------------------------------------------------------------------------------------------
                                                                            74,344       65,826
-------------------------------------------------------------------------------------------------

The financial statements were approved by the Board of Directors on 24 April 1998 and signed on its behalf by:


M A Stacey  Director


T Twigger  Director


___________________________________________________________________________25___
G R O W T H   T H R O U G H   E N G I N E E R I N G   E X C E L L E N C E

                             COMPANY BALANCE SHEET

as at 31 December 1997

                                                                            1997         1996
                                                                Notes     'L''000      'L''000
----------------------------------------------------------------------------------------------
Fixed Assets

Tangible assets                                                   15          417          489
Investments                                                       16      156,816      157,478
----------------------------------------------------------------------------------------------
                                                                          157,233      157,967
----------------------------------------------------------------------------------------------
Current Assets
Debtors                                                           18       43,302       38,474
Cash at bank and in hand and short term deposits                  19       18,179       12,481
----------------------------------------------------------------------------------------------
                                                                           61,481       50,955
Creditors - amounts falling due within one year                   20      (80,378)     (89,325)
----------------------------------------------------------------------------------------------
Net Current Liabilities                                                   (18,897)     (38,370)
----------------------------------------------------------------------------------------------
Total Assets Less Current Liabilities                                     138,336      119,597
Provisions for liabilities and charges - deferred tax             22         (188)          --
----------------------------------------------------------------------------------------------
                                                                          138,148      119,597
----------------------------------------------------------------------------------------------
Capital & Reserves
Called up share capital                                           23       10,996       10,915
Share premium account                                             25       41,013       39,537
Other reserves                                                    25       17,556       17,556
Merger reserve                                                    25       32,754       32,754
Profit and loss account                                           25       35,829       18,835
----------------------------------------------------------------------------------------------
                                                                          138,148      119,597
----------------------------------------------------------------------------------------------

The financial statements were approved by the Board of Directors on 24 April 1998 and signed on its behalf by:


M A Stacey  Director


T Twigger  Director


26 _____________________________________________________________________________
    M E G G I T T   P L C   A N N U A L   R E P O R T   &   A C C O U N T S   97

                        CONSOLIDATED CASH FLOW STATEMENT


for the year ended 31 December 1997

                                                                             1997             1996
                                                           Notes           'L''000          'L''000
---------------------------------------------------------------------------------------------------
Cash Flow from Operating Activities                         27              41,656           30,685
---------------------------------------------------------------------------------------------------
Returns on Investments & Servicing of Finance
Interest received                                                   2,528            2,219
Interest paid                                                      (3,609)          (3,975)
                                                                            (1,081)          (1,756)

Taxation                                                                    (9,777)          (4,951)

Capital Expenditure and Financial Investment
Purchase of tangible fixed assets                                 (12,879)          (8,556)
Sale of tangible fixed assets                               28      2,144              805
                                                                           (10,735)          (7,751)
---------------------------------------------------------------------------------------------------
Cash Inflow Before Corporate Items                                          20,063           16,227
---------------------------------------------------------------------------------------------------
Acquisitions and Disposals
Purchase of subsidiary undertaking                                 (5,220)          (7,006)
Net cash/overdrafts acquired/disposed with subsidiaries                --           (7,720)
Sale of businesses                                          28       (827)          (2,299)
                                                                            (6,047)         (17,025)

Equity Dividends paid                                                       (9,541)          (8,658)
---------------------------------------------------------------------------------------------------
Cash Inflow/(Outflow) before use of
Liquid Resources and Financing                                               4,475           (9,456)
---------------------------------------------------------------------------------------------------
Management of Liquid Resources
Sale of government securities                                          --            5,501
Reduction of other current asset investments                          645            3,248
                                                                               645            8,749
---------------------------------------------------------------------------------------------------
Financing
Issue of ordinary share capital                                     1,557              973
Debt due within one year:
   increase in short term borrowings                                  (15)             384
   repayment of short term borrowings                                 895           (2,890)
Debt due beyond one year:
   (decrease) in long term borrowings                                 (35)          (1,057)
                                                                             2,402           (2,590)
---------------------------------------------------------------------------------------------------
Increase/(Decrease) in Cash in Period                       30               7,522           (3,297)
---------------------------------------------------------------------------------------------------



___________________________________________________________________________27___
G R O W T H   T H R O U G H   E N G I N E E R I N G   E X C E L L E N C E

                               STATEMENT OF TOTAL
                           RECOGNISED GAINS & LOSSES

                                                                                            1997        1996
                                                                                          'L''000     'L''000
-------------------------------------------------------------------------------------------------------------
Profit for the financial year                                                              20,551      15,844
Currency translation differences on foreign currency net investments                       (1,292)     (2,008)
Revaluation adjustments                                                                      (464)         --
-------------------------------------------------------------------------------------------------------------
Total recognised gains and losses relating to the year                                     18,795      13,836
-------------------------------------------------------------------------------------------------------------




                            NOTE ON HISTORICAL COST
                                PROFITS & LOSSES

                                                                                            1997        1996
                                                                                          'L''000     'L''000
-------------------------------------------------------------------------------------------------------------
Reported profit on ordinary activities before taxation                                     31,460      24,340
Difference between historical cost depreciation charge and the actual
   depreciation charge for the year calculated on the revalued amount                          24          42
Difference between profit on disposal of property calculated on depreciated
   historical cost and the actual profit on disposal calculated on the revalued amount        875          --
-------------------------------------------------------------------------------------------------------------
Historical cost profit on ordinary activities before taxation                              32,359      24,382
-------------------------------------------------------------------------------------------------------------
Historical cost profit for the year retained after taxation,
   minority interests and dividends                                                        11,093       6,711
-------------------------------------------------------------------------------------------------------------


28 _____________________________________________________________________________
    M E G G I T T   P L C   A N N U A L   R E P O R T   &   A C C O U N T S   97

                       NOTES TO THE FINANCIAL STATEMENTS


for the year ended 31 December 1997

1. Accounting Policies

Accounting Convention

The accounts are prepared in accordance with the historical cost accounting convention, modified to include the revaluation of certain assets, and in accordance with applicable Accounting Standards.

Basis of Consolidation

The Group financial statements consolidate the financial statements of the Company and all subsidiaries for the financial periods ended 31 December 1997. The results of all subsidiaries acquired during the year are included as from their effective date of acquisition using the acquisition method of accounting. The profit or loss on the disposal of a previously acquired business includes the attributable amount of any purchased goodwill relating to that business.

Goodwill

Purchased goodwill and goodwill arising on consolidation are written off direct to reserves in the year in which they arise.

Tangible Fixed Assets

Depreciation is not provided on freehold land. On other assets it is provided on cost or revalued amounts in equal annual instalments over the estimated useful lives of the assets as follows:

Freehold buildings                       40 to 50 years
Long and short leasehold property        over period of lease
Plant and machinery                      5 to 10 years
Fixtures and fittings                    3 to 10 years
Motor vehicles                           4 to 5 years

Investments

(i) Shares in Group companies are stated at cost less amounts written off except for investments acquired before 1 January 1988 where Section 131 merger relief has been taken when investments are stated at the nominal value of the shares issued in consideration.

(ii) Other investments are stated at cost less provision for permanent diminution in value.

Stocks

Stocks are stated at the lower of cost and net realisable value. Cost represents materials, direct labour and production overheads. Long term contracts are dealt with in accordance with SSAP9 (revised). A prudent level of profit is taken based on estimated percentage completion if the final outcome can be reliably assessed.

Deferred Taxation

Deferred taxation is provided at the rate at which tax is expected to be paid on differences arising from the inclusion of income and expenditure in taxation computations in periods different from those in which they are included in the financial statements to the extent that it is probable that a liability or asset will crystallise in the future.

Foreign Currencies

Assets and liabilities expressed in foreign currencies are translated into sterling at rates of exchange ruling at the end of the financial year. Trading results of foreign subsidiaries are translated at rates of exchange ruling during the year. Profits and losses arising from the translation into sterling of the balance sheets of overseas subsidiaries and foreign currency loans held by UK companies for the purpose of financing overseas investments are taken to reserves. Other exchange differences are dealt with through the profit and loss account.

Research & Development

All research and development expenditure is written off as incurred.

Pension Scheme Arrangements

The Group operates a number of contributory pension schemes and accounts for pension costs in accordance with the requirements of SSAP24.

     Defined benefit pension costs and the costs of providing other post retirement benefits are charged to the profit and loss account on a systematic basis over the service lives of the eligible employees in accordance with the advice of qualified independent actuaries.

     Defined contribution pension costs charged to the profit and loss account represent contributions payable in respect of the year.

Leases

Assets held under finance leases and the related lease obligations are recorded in the balance sheet at the fair value of the leased assets at the inception of the leases. The excess of the lease payments over the recorded lease obligations are treated as finance charges which are amortised over each lease term to give a constant rate of charge on the remaining balance of the obligation. Rental costs under operating leases are charged to profit and loss account in equal annual amounts over the periods of the leases.


___________________________________________________________________________29___
G R O W T H   T H R O U G H   E N G I N E E R I N G   E X C E L L E N C E

2. Analysis of Turnover

Turnover by Segment                                            1997        1996
                                                            'L''000     'L''000
--------------------------------------------------------------------------------
Aerospace                                                    116,295      97,431
Electronics                                                   99,930      98,060
Industrial Controls                                           48,901      51,699
--------------------------------------------------------------------------------
                                                             265,126     247,190
Discontinued                                                      --       9,109
--------------------------------------------------------------------------------
                                                             265,126     256,299
--------------------------------------------------------------------------------


Turnover by Country                  1997          1996         1997        1996
                                  'L''000       'L''000      'L''000     'L''000
                                              By Origin           By Destination
--------------------------------------------------------------------------------
UK                                150,276       134,839       95,959      85,549
Rest of Europe                     33,397        45,044       67,345      78,420
North America                      80,698        74,725       75,499      68,415
Rest of World                         755         1,691       26,323      23,915
--------------------------------------------------------------------------------
                                  265,126       256,299      265,126     256,299
--------------------------------------------------------------------------------

Analysis of Profit and Assets

Operating profit and assets          1997          1996         1997        1996
by Segment                        'L''000       'L''000      'L''000     'L''000
                                              Operating                Operating
                                          Profit/(Loss)                   Assets
--------------------------------------------------------------------------------
Aerospace                          19,203        14,671       30,389      29,200
Electronics                        12,042         9,274       28,719      28,134
Industrial Controls                 3,103         3,511       11,986      10,921
Unallocated                        (1,778)       (1,857)       2,875       1,407
--------------------------------------------------------------------------------
                                   32,570        25,599       73,969      69,662
--------------------------------------------------------------------------------

Operating profit and assets          1997          1996         1997        1996
by Country of Origin              'L''000       'L''000      'L''000     'L''000
                                              Operating                Operating
                                          Profit/(Loss)                   Assets
--------------------------------------------------------------------------------
UK                                 16,454        11,236       43,728      40,545
Rest of Europe                      4,091         2,918        8,060       9,770
North America                      12,464        11,649       22,130      19,100
Rest of World                        (439)         (204)          51         247
--------------------------------------------------------------------------------
                                   32,570        25,599       73,969      69,662
--------------------------------------------------------------------------------


Operating assets exclude cash and borrowing and deferred tax.


30 _____________________________________________________________________________
    M E G G I T T   P L C   A N N U A L   R E P O R T   &   A C C O U N T S   97

3. Note to the Profit & Loss Account

                                                   Continuing   Discontinued         Total
                                           Total   Operations     Operations
                                            1997         1996           1996          1996
                                         'L''000      'L''000        'L''000       'L''000
------------------------------------------------------------------------------------------
Turnover                                 265,126      247,190          9,109       256,299
------------------------------------------------------------------------------------------
Cost of sales                           (163,454)    (157,109)        (9,875)     (166,984)
------------------------------------------------------------------------------------------
Net operating expenses
Distribution costs                       (26,830)     (26,922)          (536)      (27,458)
Research and development expenditure     (12,673)     (11,429)            --       (11,429)
Administration expenses                  (29,760)     (26,300)        (1,139)      (27,439)
Other operating income                       161          169              1           170
------------------------------------------------------------------------------------------
                                         (69,102)     (64,482)        (1,674)      (66,156)
------------------------------------------------------------------------------------------
Provisions released                           --           --          2,440         2,440
------------------------------------------------------------------------------------------
Operating profit                          32,570       25,599             --        25,599
------------------------------------------------------------------------------------------

The total figures in 1997 relate solely to continuing operations.


4. Operating Profit                                              1997       1996
                                                              'L''000    'L''000
--------------------------------------------------------------------------------
Operating profit is stated after crediting:
Rents receivable                                                  442        453
And after charging:
Depreciation and amortisation of fixed assets                   7,097      7,192
Loss on disposal of fixed assets                                   52         61
Auditors' remuneration - audit services                           450        473
                       - non-audit services in the UK             253        192
Hire of plant and machinery                                       527        714
Other operating leases                                          7,325      7,269
------------------------------------------------------------------------------------------


5. Exceptional Items

A net exceptional profit of 'L'214,000 arose in 1997 relating to the disposal of properties, analysed as follows:

                                                                         'L''000
Profit on the sale of freehold property                                    2,227
Provision for the loss on disposal of freehold property and leases        (1,825)
Disposal costs                                                              (188)
--------------------------------------------------------------------------------
Net Exceptional Items                                                        214
--------------------------------------------------------------------------------


___________________________________________________________________________31___
G R O W T H   T H R O U G H   E N G I N E E R I N G   E X C E L L E N C E

6. Information Regarding Employees                               1997       1996
                                                              'L''000    'L''000
--------------------------------------------------------------------------------
Employee costs during the year including directors:
Wages and salaries                                             77,080     77,781
Social security costs                                           8,682     10,124
Other pension costs                                             3,954      4,274
--------------------------------------------------------------------------------
Total direct costs of employment                               89,716     92,179
--------------------------------------------------------------------------------
Average number of persons employed including directors:
Production                                                      2,924      3,079
Selling and distribution                                          386        417
Administration                                                    457        497
--------------------------------------------------------------------------------
                                                                3,767      3,993
--------------------------------------------------------------------------------


7. Directors' Emoluments and Share Interests
Directors' Emoluments

                                                                                     Total Emoluments
                                                                                    excluding Pension
                                          Basic                           Bonus     _________________
                                         Salary       Fees  Benefits   Payments                          Pension    Pension
                                           1997       1997      1997       1997       1997       1996       1997       1996
                                            'L'        'L'       'L'        'L'        'L'        'L'        'L'        'L'
---------------------------------------------------------------------------------------------------------------------------
Non executive chairman
K H Coates                                   --     46,750        --         --     46,750     59,994         --         --
    Payments in respect of notional
      share gains                                                                       --    267,424
---------------------------------------------------------------------------------------------------------------------------
Executive directors
M A Stacey                              180,557         --    13,033     90,125    283,715    241,994     75,643     68,810
D B Gemmell                              16,669         --     1,467      7,500     25,636         --      4,130         --
T Twigger                               131,632         --     8,544     59,096    199,272    172,635     51,126     46,875
---------------------------------------------------------------------------------------------------------------------------
Non executive directors
Sir Alan Cox                                 --     21,198        --         --     21,198     12,366         --         --
The Rt Hon Sir Richard Needham               --      1,298        --         --      1,298         --         --         --
Sir Donald Spiers                            --     20,000        --         --     20,000     20,000         --         --
---------------------------------------------------------------------------------------------------------------------------
Former directors
J D Driver                                   --         --        --         --         --     18,332         --         --
H N P McCorkell                              --         --        --         --         --      2,213         --        866
    Payments in respect of notional
      share gains                                                                       --    210,948
P J Ryder                                 4,056         --       246         --      4,302    149,639      1,336     51,659
---------------------------------------------------------------------------------------------------------------------------
Total excluding notional
    share gains                         332,914     89,246    23,290    156,721    602,171    677,173    132,235    168,210
Total payments in respect of
   notional share gains                                                                 --    478,372
---------------------------------------------------------------------------------------------------------------------------

Basic salary includes payments made under the Group's Profit Related Pay scheme.

The highest paid director in 1997 was Mr M A Stacey (1996 - Mr K H Coates).

In addition to the emoluments for 1997 set out above, the executive directors were allocated shares at an initial market value of 119.98p under the Rules of the Profit Sharing Share Scheme as follows:

                   Ordinary Shares of 5p each
M A Stacey                    861
T Twigger                     669

These shares have been included in the share interests shown in the table on page 33.

Termination payments of 'L'320,947 together with a pension contribution of 'L'43,278 were paid in respect of Mr P J Ryder in the year which were provided in full in the 1996 accounts.


32 _____________________________________________________________________________
    M E G G I T T   P L C   A N N U A L   R E P O R T   &   A C C O U N T S   97

7. Directors' Emoluments and Share Interests continued
Directors' Pension Benefits

                                                        M A Stacey   B Gemmell   T Twigger
Meggitt Executive Pension Plan                             'L'          'L'         'L'
                                                      --------------------------------------
Company Payments 1996                                     23,983          --       23,983
                 1997                                     24,647       4,130       24,647
                                                      --------------------------------------
Increase in accrued pension in year                        1,300         467        1,300
Transfer value of the increase                            14,000       6,333        8,700
Accumulated total accrued pension at 31.12.97             10,000      14,900        6,200
                                                      --------------------------------------
Funded Unapproved Retirement and Death Benefits Scheme
Company Payments 1996                                     44,827          --       22,892
                 1997                                     50,996          --       26,479
                                                      --------------------------------------

Directors' Share Interests

The beneficial interests of the directors in the ordinary shares of the Company at 31 December 1996 (or date of appointment if later) and 31 December 1997 were as follows:

                                                                   Shareholdings
                                                      Ordinary Shares of 5p each
                                                             1997           1996
--------------------------------------------------------------------------------
K H Coates                                                567,804        915,804
M A Stacey                                                 83,234         79,565
Sir Alan Cox                                               20,202             --
The Rt Hon Sir Richard Needham                              4,000          4,000
Sir Donald Spiers                                           9,041          8,744
T Twigger                                                   5,472          4,596
D B Gemmell                                                 1,314          1,310
--------------------------------------------------------------------------------

The directors' interests in options over the ordinary share capital of the Company and movements therein during the year are set out below:

                Number of Options                                Date from
                   1 January          31 December   Exercise         which      Expiry
                      1997*    Granted       1997      Price   Exercisable        Date
--------------------------------------------------------------------------------------
M A Stacey
1984 Scheme          56,226         --     56,226     46.13p      25.10.93    24.10.00
                     50,000         --     50,000    101.83p      14.05.95    13.05.02
                     50,000         --     50,000    100.50p      29.04.96    28.04.03
                     40,000         --     40,000     72.50p      24.10.97    23.10.04
1996 No 2 Scheme    348,258         --    348,258    100.50p      19.06.99    18.06.03
                         --    145,833    145,833    120.00p      27.03.00    26.03.04
SAYE Scheme           4,126         --      4,126     83.60p      01.01.99    30.06.99
--------------------------------------------------------------------------------------
                    548,610    145,833    694,443
--------------------------------------------------------------------------------------
D B Gemmell
1984 Scheme          15,000         --     15,000    100.50p      29.04.96    28.04.03
                     20,000         --     20,000     72.50p      24.10.97    23.10.04
1996 No 2 Scheme    111,940         --    111,940    100.50p      19.06.99    18.06.03
                     62,500         --     62,500    120.00p      27.03.00    26.03.04
--------------------------------------------------------------------------------------
                    209,440         --    209,440
--------------------------------------------------------------------------------------
T Twigger
1984 Scheme          75,000         --     75,000     72.50p      24.10.97    23.10.04
1996 No 2 Scheme    253,731         --    253,731    100.50p      19.06.99    18.06.03
                         --    106,250    106,250    120.00p      27.03.00    26.03.04
SAYE Scheme           4,798         --      4,798     71.90p      01.01.01    30.06.01
--------------------------------------------------------------------------------------
                    333,529    106,250    439,779
--------------------------------------------------------------------------------------

* or date of appointment if later.

None of the options listed above was exercised or lapsed during the year.

     Between 1 January 1998 and 31 March 1998 (the latest date for which it was practical to obtain the information) the following changes in directors' interests occurred: as a result of PEP dividend reinvestment Mr T Twigger acquired 46 shares, Mr M A Stacey exercised his options to acquire 196,226 shares and subsequently sold 88,625 shares, Mr T Twigger exercised his options to acquire 75,000 shares and subsequently sold 10,570 shares and Mr D B Gemmell exercised his options to acquire 35,000 shares and subsequently sold 5,850 shares.

     The market price of the ordinary shares at 31 December 1997 was 156p and the range during the year was 102p to 156p. Options may, in certain circumstances, be exercised or lapse earlier than the dates shown above.


___________________________________________________________________________33___
G R O W T H   T H R O U G H   E N G I N E E R I N G   E X C E L L E N C E

7. Directors' Emoluments and Share Interests continued

The directors' interests in the Restricted Share Scheme are set out below:

                                                          Date from
                         Date of   Value of     Number        which       Expiry
                           Award   Award'L'  of Shares  Exercisable         Date
--------------------------------------------------------------------------------
M A Stacey              29.04.96     54,250     55,823     29.04.99     29.04.03
D B Gemmell             29.04.96     21,000     21,609     29.04.99     29.04.03
T Twigger               29.04.96     33,825     34,806     29.04.99     29.04.03
--------------------------------------------------------------------------------

The awards may be exercised for a consideration of 'L'1.

The directors' interests in the Equity Participation Scheme are set out below:

                                                                  First date for
                             Date of      Value of        Number     transfer to
                          Allocation  Allocation'L'    of Shares       Directors
--------------------------------------------------------------------------------
M A Stacey                  27.03.97        52,500        43,568        27.03.00
D B Gemmell                 27.03.97        22,500        18,672        27.03.00
T Twigger                   27.03.97        38,250        31,742        27.03.00
--------------------------------------------------------------------------------

The shares may be transferred for no consideration.

In addition to the above, the following share scheme is available for executive directors:

     1996 No 1 Executive Share Option Scheme - no grants were made to directors during the year under this Inland Revenue approved scheme.

     There are currently no other schemes to benefit directors by enabling them to acquire shares in or debentures of the Company or any other company.


8. Interest                                                                              1997       1996
                                                                                      'L''000    'L''000
--------------------------------------------------------------------------------------------------------
Interest receivable and similar income:
Interest on bank deposits                                                               2,166      1,778
Other income                                                                               17        175
--------------------------------------------------------------------------------------------------------
                                                                                        2,183      1,953
--------------------------------------------------------------------------------------------------------
Interest payable and similar charges:
Bank loans, overdrafts and other loans repayable within five years:
Repayable by instalments                                                                3,163      3,324
Repayable other than by instalments                                                       344        538
--------------------------------------------------------------------------------------------------------
                                                                                        3,507      3,862
--------------------------------------------------------------------------------------------------------
Interest payable net                                                                   (1,324)    (1,909)
--------------------------------------------------------------------------------------------------------

9. Taxation on Profit on Ordinary Activities                                             1997       1996
                                                                                      'L''000    'L''000

United Kingdom corporation tax, based on profit for the year at 31.5% (1996 - 33%)      5,844      5,249
Deferred taxation                                                                         253       (580)
Double tax relief                                                                         (93)      (308)
Overseas taxation - current                                                             3,327      3,742
                  - deferred                                                              110        (69)
--------------------------------------------------------------------------------------------------------
Taxation charge for the year                                                            9,441      8,034
Taxation under/(over) provided in previous years                                          571       (102)
--------------------------------------------------------------------------------------------------------
                                                                                       10,012      7,932
--------------------------------------------------------------------------------------------------------

The charge for the year has been reduced by 'L'26,000 (1996 - 'L'577,000) by utilisation of tax losses brought forward from prior years. In the case of subsidiary companies which are not resident in the United Kingdom for tax purposes, provision is made for foreign taxes on profits. Provision is made for withholding taxes on proposed dividends from overseas subsidiaries.


34 _____________________________________________________________________________
    M E G G I T T   P L C   A N N U A L   R E P O R T   &   A C C O U N T S   97

10. Minority Interests - Equity

Minority interests represent the share of the year's results attributable to the minority of 'L'897,000 (1996 - 'L'564,000).


11. Profit of Parent Company

The consolidated profit attributable to the shareholders of Meggitt PLC includes a profit, after dividends received, of 'L'25,988,000 (1996 - profit of 'L'688,000) which has been dealt with in the accounts of that Company. Meggitt PLC has taken advantage of the legal dispensation allowing it not to publish a separate profit and loss account.

12. Dividends                                                    1997       1996
                                                              'L''000    'L''000
--------------------------------------------------------------------------------
Interim of 1.5p per share paid (1996 - 1.35p per share)         3,319      2,953
Final of 3.2p per share proposed (1996 - 2.85p per share)       7,038      6,222
--------------------------------------------------------------------------------
                                                               10,357      9,175
--------------------------------------------------------------------------------


13. Earnings per Ordinary Share

The calculation of earnings per ordinary share is based on profits of 'L'20,531,000 (1996 -'L'15,844,000) and on the weighted average of 219,151,407 ordinary shares in issue during the year (1996 - 217,598,042). No material dilution of earnings per share would arise if all outstanding share options were exercised.

The Institute of Investment Management and Research (IIMR) has devised a 'headline' measure of earnings per share which provides an alternative measure assessing performance excluding exceptional items.

                                                                   1997     1996
Earnings per share                                                 9.4p     7.3p
Add back exceptional costs:
Profit on disposals                                                  --    (0.3p)
Profit on sale of property                                        (0.1p)      --
--------------------------------------------------------------------------------
Earnings per share IIMR basis                                      9.3p     7.0p
--------------------------------------------------------------------------------


14. Intangible Fixed Assets                     Patents &
                                               Trademarks   Licences       Total
                                                  'L''000    'L''000     'L''000
--------------------------------------------------------------------------------
Group
Cost at 1 January 1997                                312        538        850
Exchange rate adjustments                             (13)         5         (8)
Additions                                               1          6          7
Disposals                                              --       (343)      (343)
--------------------------------------------------------------------------------
Cost at 31 December 1997                              300        206        506
--------------------------------------------------------------------------------
Amounts written off at 1 January 1997                 217        326        543
Additional provision during the year                   18         36         54
Exchange rate adjustments                              (7)        (8)       (15)
Disposals                                              --       (148)      (148)
--------------------------------------------------------------------------------
Amounts written off at 31 December 1997               228        206        434
--------------------------------------------------------------------------------
Net Book Value at 31 December 1997                     72         --         72
--------------------------------------------------------------------------------
Net Book Value at 31 December 1996                     95        212        307
--------------------------------------------------------------------------------

These assets represent the cost of manufacturing licences, patents and trademarks and are being written off over the period of the agreements.


___________________________________________________________________________35___
G R O W T H   T H R O U G H   E N G I N E E R I N G   E X C E L L E N C E

15. Tangible Fixed Assets

The movements in the fixed asset accounts during the year were as follows:

                                                                          Group                             Company
                                              ---------------------------------    --------------------------------
                                                              Plant                                Plant
                                                 Land &   Equipment                   Land &   Equipment
                                              Buildings  & Vehicles       Total    Buildings  & Vehicles      Total
                                                'L''000     'L''000     'L''000      'L''000     'L''000    'L''000
-------------------------------------------------------------------------------------------------------------------
Cost or valuation at 1 January 1997              21,073      70,664      91,737          248       1,059      1,307
Exchange rate adjustments                          (182)       (753)       (935)          --          --         --
Subsidiaries acquired/(disposed)-net                  8         452         460           --          --         --
Additions                                         1,626      11,628      13,254           --          99         99
Disposals                                        (3,141)     (3,440)     (6,581)          --        (140)      (140)
Intra Group transfers                                --          --          --           --         (18)       (18)
-------------------------------------------------------------------------------------------------------------------
Cost or valuation at 31 December 1997            19,384      78,551      97,935          248        1,000     1,248
-------------------------------------------------------------------------------------------------------------------
At valuation                                      8,284          --       8,284           --          --         --
At cost                                          11,100      78,551      89,651           --          --         --
-------------------------------------------------------------------------------------------------------------------
Accumulated depreciation at 1 January 1997        6,118      50,665      56,783           63         755        818
Exchange rate adjustments                           (30)       (515)       (545)          --          --         --
Subsidiaries acquired/(disposed)-net                 --          --          --           --          --         --
Charge for year                                     728       6,315       7,043            6         121        127
Disposals                                           (97)     (3,155)     (3,252)          --        (103)      (103)
Intra Group transfers                                --          --          --           --         (11)       (11)
-------------------------------------------------------------------------------------------------------------------
Accumulated depreciation at 31 December 1997      6,719      53,310      60,029           69         762        831
-------------------------------------------------------------------------------------------------------------------
Net Book Value at 31 December 1997               12,665      25,241      37,906          179         238        417
-------------------------------------------------------------------------------------------------------------------
Net Book Value at 31 December 1996               14,955      19,999      34,954          185         304        489
-------------------------------------------------------------------------------------------------------------------



                                                     Group               Company

                                        1997          1996       1997       1996
                                     'L''000       'L''000    'L''000    'L''000
Net book value of land and buildings  --------------------     -----------------
Freehold                               8,014         9,967        109        109
Long leasehold                         1,358         1,394         --         --
Short leasehold                        3,293         3,594         70         76
--------------------------------------------------------------------------------
                                      12,665        14,955        179        185
--------------------------------------------------------------------------------

The Group's freehold and long leasehold property were valued by Montagu Evans, Chartered Surveyors on an existing use basis as at 31 December 1989.

On a historic cost basis land and buildings would be included at cost of 'L'17,847,000 (1996 - 'L'18,032,000) less depreciation of 'L'6,573,000 (1996 -
'L'5,906,000) giving a net book value of 'L'11,274,000 (1996 - 'L'12,126,000).

The net book value of the Group's fixed assets includes 'L'127,000 (1996 - 'L'98,000) in respect of assets held under finance leases and hire purchase contracts.


36 _____________________________________________________________________________
    M E G G I T T   P L C   A N N U A L   R E P O R T   &   A C C O U N T S   97

16. Investments Held as Fixed Assets

                                                    Group                Company
                                      -------------------     ------------------
                                        1997         1996        1997       1996
                                     'L''000      'L''000     'L''000    'L''000
--------------------------------------------------------------------------------
Shares in subsidiaries (a)                --           --     156,816    157,478
Other investments (b)                  5,998        6,576          --         --
--------------------------------------------------------------------------------
                                       5,998        6,576     156,816    157,478
--------------------------------------------------------------------------------
(a) Shares in subsidiaries
At 1 January 1997                                             157,478    158,659
Intra Group transfers                                              --     (3,447)
Disposal of subsidiaries                                           (5)        --
Amounts provided                                                 (657)    (1,114)
Provisions released                                                --      3,380
--------------------------------------------------------------------------------
At 31 December 1997                                           156,816    157,478
--------------------------------------------------------------------------------
(b) Other investments
At 1 January 1997                      6,576        3,400          --         --
Acquired                                  --        3,409          --         --
Amounts provided                        (578)        (233)         --         --
--------------------------------------------------------------------------------
At 31 December 1997                    5,998        6,576          --         --
--------------------------------------------------------------------------------

Other investments represent:

(i) Sunvic Holding GmbH (incorporated in Germany) representing 46% of the issued ordinary share capital (acquired on 13 February 1996 arising from the transfer of a controlling interest in the Sunvic Group to investment funds managed by Schroder Venture Advisers and four senior Sunvic managers).
     The share capital at 31 December 1997 was DM 1,960,000 of which shares totalling DM 900,000 are held by Meggitt Properties PLC. The Sunvic
     Group operates principally in Germany and the Benelux countries. Shareholders' funds at 31 December 1997 were DM 17.6 million (1996 - DM
     18.5 million). The loss attributable to the shareholders for the year to 31 December 1997 was DM 0.9 million (1996 - DM 1.7 million).

(ii) TGE Group Ltd (registered in England and Wales) representing 15% of issued ordinary share capital.

The Group has no significant influence over these investments and, as a consequence, they are held as external investments at historical costs less provisions.


17. Stocks

                                                                           Group
                                                             -------------------
                                                               1997         1996
                                                            'L''000      'L''000
--------------------------------------------------------------------------------
Contract work in progress less provision for losses             845       1,498
Progress claims                                                (220)       (264)
--------------------------------------------------------------------------------
Net contract work in progress                                   625       1,234
Raw materials and bought-in components                       16,365      17,704
Manufacturing work in progress                               11,372      10,884
Finished goods and goods for resale                          10,013      10,723
--------------------------------------------------------------------------------
                                                             38,375      40,545
--------------------------------------------------------------------------------


___________________________________________________________________________37___
G R O W T H   T H R O U G H   E N G I N E E R I N G   E X C E L L E N C E

18. Debtors

                                                       Group             Company
                                            ----------------    ----------------
                                              1997      1996      1997      1996
                                           'L''000   'L''000   'L''000   'L''000
--------------------------------------------------------------------------------
Amounts falling due within one year
Trade debtors                               49,338    42,649        65        45
Amounts recoverable on contracts             1,828     1,812        --        --
Amounts owed by Group companies                 --        --    37,722    35,190
Other debtors                                8,316     5,067     1,311     1,016
Prepayments and accrued income               1,853     2,527        72       111
Tax recoverable                                510       390       717       473
--------------------------------------------------------------------------------
                                            61,845    52,445    39,887    36,835
--------------------------------------------------------------------------------
Amounts falling due after one year
Trade debtors                                  162       252        --        --
Other debtors                                5,446     5,876     1,999       146
Tax recoverable (principally ACT)            1,202       802     1,416     1,493
--------------------------------------------------------------------------------
                                             6,810     6,930     3,415     1,639
--------------------------------------------------------------------------------
                                            68,655    59,375    43,302    38,474
--------------------------------------------------------------------------------

Other debtors includes 'L'331,000 (1996 - 'L'181,000) in respect of loans made to the trustee of the Employee Share Ownership Plan for the purpose of purchasing shares in the Company.

Amounts have been made available to the trustee (Mourant & Co Ltd, St Helier, Jersey) as follows:

Scheme                            Date of Award  Value of Award  Number of Shares
---------------------------------------------------------------------------------
Restricted Share Scheme                29.04.96      'L'272,085           279,966
Equity Participation Scheme            27.03.97      'L'360,933           299,529

The shares may be transferred to the participating employees after three years. These amounts are being amortised to the profit and loss account over the relevant periods.


19. Cash at Bank and in Hand & Short Term Deposits

                                                       Group             Company
                                            ----------------    ----------------
                                              1997      1996      1997      1996
                                           'L''000   'L''000   'L''000   'L''000
--------------------------------------------------------------------------------
Cash at bank and in hand                    40,335    33,247    18,179    12,481
Short term deposits                             --       701        --        --
--------------------------------------------------------------------------------
                                            40,335    33,948    18,179    12,481
--------------------------------------------------------------------------------

20. Creditors - Amounts Falling Due Within One Year

                                                       Group             Company
                                            ----------------    ----------------
                                              1997      1996      1997      1996
                                           'L''000   'L''000   'L''000   'L''000
--------------------------------------------------------------------------------
Bank loans and overdrafts (see note 21)      8,181     8,113     7,096     7,678
Other loans (see note 21)                      166       272        --        --
Payments received on account                 1,702     2,100        --        --
Trade creditors                             22,981    21,945       199       352
Amounts owed to Group companies                 --        --    61,548    70,699
UK corporation tax payable                   4,780     3,930        --        --
ACT on dividends                             2,658     2,221     2,533     2,201
Overseas tax                                 1,244     2,317        --        --
Obligations under finance leases
   and hire purchase contracts                  27        17        --        --
Taxation and social security                 1,836     1,780       465       272
Other creditors                             13,958    13,731       223       900
Accruals                                    13,603    10,297     1,276     1,001
Dividends                                    7,038     6,222     7,038     6,222
--------------------------------------------------------------------------------
                                            78,174    72,945    80,378    89,325
--------------------------------------------------------------------------------


38 _____________________________________________________________________________
    M E G G I T T   P L C   A N N U A L   R E P O R T   &   A C C O U N T S   97

21. Creditors - Amounts Falling Due After More Than One Year

                                                                           Group           Company
                                                                ----------------   ---------------
                                                                  1997      1996     1997     1996
                                                               'L''000   'L''000  'L''000  'L''000
--------------------------------------------------------------------------------------------------
US $60 million 8% Senior Notes (maturity date April 2000)       36,364    35,088       --       --
Obligations under finance leases and hire purchase contracts        64        29       --       --
Other loans                                                        244       299       --       --
Other creditors                                                  1,239       974       --       --
--------------------------------------------------------------------------------------------------
                                                                37,911    36,390       --       --
--------------------------------------------------------------------------------------------------
Analysis of bank repayments
Bank loans and overdrafts repayable:
within one year                                                  8,181     8,113    7,096    7,678
--------------------------------------------------------------------------------------------------
                                                                 8,181     8,113    7,096    7,678
--------------------------------------------------------------------------------------------------
Lease and hire purchase obligations:
Amounts repayable:
within one year                                                     27        17       --       --
between one and five years                                          56        19       --       --
after five years                                                     8        10       --       --
--------------------------------------------------------------------------------------------------
                                                                    91        46       --       --
--------------------------------------------------------------------------------------------------
Other loans repayable:
within one year                                                    166       272       --       --
between one and two years                                           62       129       --       --
between two and five years                                         162       146       --       --
after five years                                                    20        24       --       --
--------------------------------------------------------------------------------------------------
                                                                   410       571       --       --
--------------------------------------------------------------------------------------------------

There are no secured loans except for lease and hire purchase obligations which are secured by retention of title to the relevant asset.

22. Deferred Tax

                                                                                    Group  Company
                                                                                  'L''000  'L''000
--------------------------------------------------------------------------------------------------
Balance at 1 January 1997                                                             544      (56)
Charged to profit and loss account                                                    275      587
Foreign exchange movements                                                            (61)      --
Movement in recoverable advance corporation tax offset against deferred tax           154     (343)
--------------------------------------------------------------------------------------------------
Balance at 31 December 1997                                                           912      188
--------------------------------------------------------------------------------------------------

Amounts of deferred taxation have been provided in the financial statements as follows:

                                                                           Group           Company
                                                                ----------------   ---------------
                                                                  1997      1996     1997     1996
                                                               'L''000   'L''000  'L''000  'L''000
--------------------------------------------------------------------------------------------------
Capital allowances in excess of depreciation                       814       675      (28)     (31)
Unrelieved losses                                                  (25)      (27)     559       --
Short term timing differences                                      680       607       --      (25)
--------------------------------------------------------------------------------------------------
                                                                 1,469     1,255      531      (56)
Less recoverable advance corporation tax                          (557)     (711)    (343)      --
--------------------------------------------------------------------------------------------------
                                                                   912       544      188      (56)
--------------------------------------------------------------------------------------------------

There are unprovided tax losses of 'L'807,000 (1996 - 'L'818,000) carried forward in respect of subsidiaries which may be set against future taxable profits.

No potential deferred tax arising on the revaluation of assets has been disclosed as no disposals are envisaged in the foreseeable future which would give rise to a material liability.

There are no other unprovided amounts in respect of deferred taxation. No provision has been made for taxation that would arise in the event of overseas subsidiaries distributing the balance of their reserves.

The Company's deferred tax asset for 1996 has been included in other debtors.


___________________________________________________________________________39___
G R O W T H   T H R O U G H   E N G I N E E R I N G   E X C E L L E N C E

23. Called Up Share Capital

                                                                 1997       1996
                                                              'L''000    'L''000
--------------------------------------------------------------------------------
Ordinary shares of 5p each
Authorised: 270,000,000 shares (1996 - 270,000,000)            13,500     13,500
--------------------------------------------------------------------------------

                                                                         Nominal
                                                                No of      Value
                                                               Shares    'L''000
--------------------------------------------------------------------------------
Allotted and fully paid:
Balance at 1 January 1997                                 218,307,110     10,915
Issued on exercise of executive share options               1,374,960         69
Issued on exercise of SAYE share options                       14,370          1
Scrip dividends                                               222,826         11
--------------------------------------------------------------------------------
Balance at 31 December 1997                               219,919,266     10,996
--------------------------------------------------------------------------------

The following options to subscribe for ordinary shares granted under various share option schemes were outstanding at 31 December 1997.

(i) Meggitt PLC Savings Related Share Option Scheme:

                                    No of                        Exercise period
                          ordinary shares  Exercise price     ------------------
Year of grant                under option       per share       From          To
--------------------------------------------------------------------------------
1993                              377,684          83.60p     1.1.99     30.6.99
1995                              608,524          71.90p     1.1.01     30.6.01
--------------------------------------------------------------------------------

The options, which were granted for nil consideration, may in certain circumstances be exercised earlier than the dates given.

(ii) Meggitt PLC 1984 Share Option Scheme:

                                    No of                        Exercise period
                          ordinary shares  Exercise price     ------------------
Year of grant                under option       per share       From          To
--------------------------------------------------------------------------------
1988                               39,832         100.26p   28.04.91    27.04.98
1989                               55,764         119.56p   15.05.92    14.05.99
1990                               26,556          68.25p   14.05.93    13.05.00
1990                               56,226          46.13p   25.10.93    24.10.00
1991                               15,933          74.56p   19.04.94    18.04.01
1992                              113,000         101.83p   14.05.95    13.05.02
1993                              202,500         100.50p   29.04.96    28.04.03
1994                              372,500          72.50p   24.10.97    23.10.04
--------------------------------------------------------------------------------

The options, which were granted for nil consideration, may in certain circumstances be exercised earlier than the dates given.


40 _____________________________________________________________________________
    M E G G I T T   P L C   A N N U A L   R E P O R T   &   A C C O U N T S   97

(iii) Meggitt 1996 No 1 Executive Share Option Scheme:

                                    No of                        Exercise period
                          ordinary shares  Exercise price     ------------------
Year of grant                under option       per share       From          To
--------------------------------------------------------------------------------
1996                              287,925         106.00p   26.09.99    25.09.06
1997                               77,032         120.50p   27.03.00    26.03.07
1997                              100,182         136.50p   25.09.00    24.09.07
--------------------------------------------------------------------------------

The options, which were granted for nil consideration, may in certain circumstances be exercised earlier than the dates given.

(iv) Meggitt 1996 No 2 Executive Share Option Scheme:

                                    No of                        Exercise period
                          ordinary shares  Exercise price     ------------------
Year of grant                under option       per share       From          To
--------------------------------------------------------------------------------
1996                            2,243,772         100.50p   19.06.99    18.06.03
1996                              407,075         106.00p   26.09.99    25.09.03
1997                              875,655         120.00p   27.03.00    26.03.04
1997                              459,818         136.50p   25.09.00    24.09.04
--------------------------------------------------------------------------------

The options, which were granted for nil consideration, may in certain circumstances be exercised earlier than the dates given.

(v) Meggitt PLC Discretionary Overseas Share Option Scheme:

                                    No of                        Exercise period
                          ordinary shares  Exercise price     ------------------
Year of grant                under option       per share       From          To
--------------------------------------------------------------------------------
1989                              124,814         119.56p   15.05.92    14.05.99
1990                               37,178          68.25p   14.05.93    13.05.00
1991                               47,800          74.56p   19.04.94    18.04.01
1992                               76,000         101.83p   14.05.95    13.05.02
1993                              128,000         100.50p   29.04.96    28.04.03
1994                              100,000          72.50p   24.10.97    23.10.04
--------------------------------------------------------------------------------

The options, which were granted for nil consideration, may in certain circumstances be exercised earlier than the dates given.

24. Reconciliation of Movements in Shareholders' Funds

                                                                   1997        1996
                                                                'L''000     'L''000
-----------------------------------------------------------------------------------
Profit for the financial year                                    20,551      15,844
Goodwill on disposals transferred to profit and loss account         --          16
Dividends                                                       (10,357)     (9,175)
Other recognised losses relating to the year                     (1,292)     (2,008)
New share capital subscribed                                      1,557         973
Goodwill written off - acquisitions                              (1,785)     (4,499)
Revaluation adjustments                                            (464)         --
-----------------------------------------------------------------------------------
Net increase in shareholders' funds                               8,210       1,151
Opening shareholders' funds                                      64,726      63,575
-----------------------------------------------------------------------------------
Closing shareholders' funds                                      72,936      64,726
-----------------------------------------------------------------------------------


___________________________________________________________________________41___
G R O W T H   T H R O U G H   E N G I N E E R I N G   E X C E L L E N C E

25. Reserves

                                                      Share   Revaluation      Other    Merger       Profit &
                                                    premium       reserve   reserves   reserve   loss account
                                                    'L''000       'L''000    'L''000   'L''000        'L''000
-------------------------------------------------------------------------------------------------------------
Group
Balance at 1 January 1997                            53,601         2,828     18,401    37,619         27,087
Retained profit for the financial year                   --            --         --        --         10,194
Foreign currency translation adjustments                 --            --         --        --         (1,292)
Additional depreciation on revalued assets               --           (24)        --        --             24
Premium arising on issue of shares in connection
   with the exercise of executive share options
   SAYE share options and scrip dividend              1,476            --         --        --             --
Revaluation adjustments                                  --        (1,339)        --        --            875
-------------------------------------------------------------------------------------------------------------
Balance at 31 December 1997                          55,077         1,465     18,401    37,619         36,888
-------------------------------------------------------------------------------------------------------------
Company
Balance at 1 January 1997                            39,537            --     17,556    32,754         18,835
Retained profit for the financial year                   --            --         --        --         15,631
Foreign currency translation adjustments                 --            --         --        --          1,363
Premium arising on issue of shares in connection
   with the exercise of executive share options
   SAYE share options and scrip dividend              1,476            --         --        --             --
-------------------------------------------------------------------------------------------------------------
Balance at 31 December 1997                          41,013            --     17,556    32,754         35,829
-------------------------------------------------------------------------------------------------------------
                                                                                          1997           1996
                                                                                       'L''000        'L''000
-------------------------------------------------------------------------------------------------------------
Goodwill Reserve
Balance at 1 January 1997                                                              (85,725)       (81,242)
Goodwill arising from acquisitions                                                      (1,785)        (4,499)
Goodwill in respect of current disposals                                                    --             16
-------------------------------------------------------------------------------------------------------------
Balance at 31 December 1997                                                            (87,510)       (85,725)
-------------------------------------------------------------------------------------------------------------

26. Commitments

Capital commitments                                      Group           Company
                                             -----------------   ---------------
                                               1997       1996     1997     1996
                                            'L''000    'L''000  'L''000  'L''000
--------------------------------------------------------------------------------
Contracted for but not provided               2,281      2,722      102       --
--------------------------------------------------------------------------------

Operating lease commitments

Commitments under operating leases to pay rentals during the year following the year of these financial statements are given in the table below, analysed according to the period in which each lease expires.

                                                         Group           Company
                                             -----------------   ---------------
                                               1997       1996     1997     1996
                                            'L''000    'L''000  'L''000  'L''000
--------------------------------------------------------------------------------
Land and buildings:
Expiring within one year                        789        704       --       --
Expiring in two to five years                 2,058      1,808       37       --
Expiring thereafter                           4,180      4,642       60       60
--------------------------------------------------------------------------------
                                              7,027      7,154       97       60
--------------------------------------------------------------------------------
Other assets:
Expiring within one year                         18        147       --       --
Expiring in two to five years                   405        358       21       --
Expiring thereafter                               3         21       --       --
--------------------------------------------------------------------------------
                                                426        526       21       --
--------------------------------------------------------------------------------


42 _____________________________________________________________________________
    M E G G I T T   P L C   A N N U A L   R E P O R T   &   A C C O U N T S   97

27. Reconciliation of Operating Profit to Operating Cash Flow

                                                                      1997           1996
                                                                   'L''000         'L''000
-------------------------------------------------------------------------------------------
Operating Profit                                                    32,570          25,599
Depreciation and amortisation                                        7,097           7,192
Stock                                                                3,234             915
Debtors                                                             (5,419)          8,143
Creditors                                                            4,122         (11,225)
Loss on sale of fixed assets                                            52              61
-------------------------------------------------------------------------------------------
Cash flow from operating activities                                 41,656          30,685
-------------------------------------------------------------------------------------------


28. Cash Flow relating to Exceptional Items

Capital expenditure cash flows include 'L'2,144,000 from the sale of tangible fixed assets (1996 - 'L'805,000). Cash flow relating to the sale of businesses comprises 'L'827,000 costs incurred with respect to businesses discontinued in prior years.

29. Analysis of Net Debt

                              At 1 January        Cash   Acquisitions/    Exchange   At 31 December
                                      1997        Flow       Disposals    Movement             1997
                                   'L''000     'L''000         'L''000     'L''000          'L''000
---------------------------------------------------------------------------------------------------
Cash                                33,247       7,484              --        (396)          40,335
Overdrafts                            (426)         38              --          --             (388)
---------------------------------------------------------------------------------------------------
Net Cash                            32,821       7,522              --        (396)          39,947
---------------------------------------------------------------------------------------------------
Bank Loans                          (7,959)       (896)             --         895           (7,960)
HP                                     (17)         15             (25)         --              (27)
---------------------------------------------------------------------------------------------------
Debt due within 1 year              (7,976)       (881)            (25)        895           (7,987)

Debt due after 1 year              (35,416)         35             (48)     (1,242)         (36,671)

Other deposits                         701        (645)             --         (56)              --
---------------------------------------------------------------------------------------------------
Current Asset Investments              701        (645)             --         (56)              --
---------------------------------------------------------------------------------------------------
Net Debt                            (9,870)      6,031             (73)       (799)          (4,711)
---------------------------------------------------------------------------------------------------

30. Reconciliation of Net Cash Flow to Movement in Net Debt

                                                                 1997       1996
                                                              'L''000    'L''000
--------------------------------------------------------------------------------
Increase/(Decrease) in cash in the year                         7,522     (3,297)
(Decrease) in liquid resources                                   (645)    (8,749)
(Increase)/Decrease in debt financing                            (846)     3,563
--------------------------------------------------------------------------------
Change in net debt resulting from cash flows                    6,031     (8,483)
Loans acquired with subsidiaries                                  (73)      (914)
Exchange differences                                             (799)     2,193
--------------------------------------------------------------------------------
Movement in net debt in year                                    5,159     (7,204)
--------------------------------------------------------------------------------
Net debt at 1 January 1997                                     (9,870)    (2,666)
Net debt at 31 December 1997                                   (4,711)    (9,870)
--------------------------------------------------------------------------------


___________________________________________________________________________43___
G R O W T H   T H R O U G H   E N G I N E E R I N G   E X C E L L E N C E

31. Acquisition & Disposal of Subsidiaries

(i) The net effect on the assets and liabilities of the Group arising from the acquisition of subsidiary undertakings is set out as follows:

                                                                1997        1996
                                                             'L''000     'L''000
--------------------------------------------------------------------------------
Net assets acquired:
Goodwill on consolidation                                      1,785       4,499
Tangible fixed assets                                            458       1,941

Working capital:
Stocks                                                         1,064         515
Debtors                                                          894       2,174
Creditors                                                       (604)     (2,234)
Loans                                                             --        (914)
Cash                                                              --         632
Finance leases                                                   (73)         --
--------------------------------------------------------------------------------
Consideration                                                  3,524       6,613
--------------------------------------------------------------------------------

Analysis of net outflow of cash in respect of purchases of subsidiary companies

                                                                1997        1996
                                                             'L''000     'L''000
--------------------------------------------------------------------------------
Cash consideration paid including deferred consideration       5,220       7,006
--------------------------------------------------------------------------------
Net outflow of cash and cash equivalents for acquisitions      5,220       7,006
--------------------------------------------------------------------------------

(ii) Goodwill on consolidation is 'L'1.8 million in respect of the acquisition of Elastomeric Silicone Products.

                                                   Balance                 Fair value
                                                  sheet at                balances at
                                                   date of                    date of
                                               acquisition   Provisions   acquisition
                                                   'L''000      'L''000       'L''000
Fixed assets                                           678         (220)          458
Net current assets less long term liabilities        1,281           --         1,281
-------------------------------------------------------------------------------------
Net assets                                           1,959         (220)        1,739
-------------------------------------------------------------------------------------
Consideration                                                                   3,524
-------------------------------------------------------------------------------------
Goodwill on consolidation                                                       1,785
-------------------------------------------------------------------------------------

The cumulative amount of goodwill written off to reserves to 31 December 1997 was 'L'94.3 million which includes the debit balance on the goodwill reserve of 'L'87.5 million.


44 _____________________________________________________________________________
    M E G G I T T   P L C   A N N U A L   R E P O R T   &   A C C O U N T S   97

31. Acquisition & Disposal of Subsidiaries continued

(iii) The net effect on the assets and liabilities of the Group arising from the disposal of subsidiary companies is set out as follows:

                                                              1997          1996
                                                           'L''000       'L''000
--------------------------------------------------------------------------------
Net assets sold:
Tangible fixed assets                                           --         2,602

Working capital:
Stocks                                                          --         6,725
Debtors                                                         --        10,188
Creditors                                                       --       (15,757)
Inter company loan                                              --         5,396
Cash and cash equivalents                                       --         2,956
--------------------------------------------------------------------------------
Net effect                                                      --        12,110
--------------------------------------------------------------------------------


32. Contingent Liabilities

The parent Company has given guarantees in respect of some property leases and other leasing agreements together with some performance guarantees entered into by certain subsidiaries.

     The Company and various of its subsidiaries are, from time to time, parties to legal proceedings and claims which arise in the ordinary course of business. The directors do not anticipate that the outcome of these proceedings and claims, either individually or in aggregate, will have a material adverse effect upon the Group's financial position.

33. Pensions

In the UK, most employees are members either of the Meggitt Group 1990 Pension Plan or the Meggitt Executive Pension Plan. These are defined benefit plans, the assets of which are held in trust funds separate from the Group's finances.

     The latest triennial actuarial valuations were 1 July 1995 for the Meggitt Group 1990 Pension Plan and 6 April 1997 for the Meggitt Executive Pension Plan. The assumptions which have the most significant effect on the results of the valuations are those relating to the differential between the rates of return on investments and the rates of increase in salaries. It was assumed that the investment return would be 2.00% higher than the rate of salary increases for the plans.

     At the date of the valuations, the value of the assets of the Meggitt Group 1990 Pension Plan was'L'92 million and this was sufficient to cover 120% of the benefits that had accrued to members, after allowing for expected future increase in earnings. The value of the assets of the Meggitt Executive Pension Plan was 'L'21 million and this was sufficient to cover 101% of the benefits on a similar basis. In the July Budget the Chancellor of the Exchequer proposed the abolition of payments of tax credits to pension schemes for dividends from UK equities paid on or after 2 July 1997. The directors have obtained advice from the actuary that there will be minimal impact upon the net results of the valuations of the UK pension schemes.

     The pension costs relating to the Plans are assessed in accordance with the advice of Sedgwick Noble Lowndes Limited, consulting actuaries. They used the projected unit method for the 1990 Plan and the attained age method for the Executive Plan.

     The pension charge in the UK for the year was 'L'1.7 million (1996 - 'L'2.3 million) after crediting the amortisation of surpluses over the average remaining service lifetime of employees. An amount of 'L'3.7 million (1996 - 'L'3.6 million) is included in other debtors, being the excess of the amount funded over the amount charged to the profit and loss account.

     In overseas countries the Group provides pensions in accordance with statutory requirements and local customs and practice.

     In 1997 the real cost to the Group for overseas pensions was 'L'2.2 million (1996 - 'L'1.9 million).


___________________________________________________________________________45___
G R O W T H   T H R O U G H   E N G I N E E R I N G   E X C E L L E N C E

34. Group Companies

The following information is not a complete listing of all subsidiary companies at 31 December 1997 but relates only to those subsidiaries principally affecting the profits or assets of the Group.

United Kingdom
----------------------------------------------------------------------------------------------
Bestobell Service Company Limited          Meggitt Mobrey Limited
Heatric Limited (60%)                      Meggitt Properties PLC*+
Meggitt Electronic Components Limited      Meggitt (UK) Limited
Meggitt International Limited*+            Target Technology Limited'D'
Meggitt Investments Limited*+              Wayfarer Transit Systems Limited

Continental Europe
----------------------------------------------------------------------------------------------
Bestobell Mobrey GmbH - Germany            Mobrey SA-NV - Belgium
Endevco France SA - France                 Mobrey SA - France
Endevco Vertriebs GmbH - Germany           Navarra de Componentes Electronicos SA - Spain
Meggitt BV - Netherlands+                  Piher International GmbH - Germany
Mobrey AB - Sweden

USA
----------------------------------------------------------------------------------------------
Avica Inc                                  Meggitt-USA, Inc+
Endevco Corporation                        Piher International Corporation
Meggitt Avionics Inc                       Transducer Technology Inc
----------------------------------------------------------------------------------------------

(i)   The companies listed above are incorporated in the country named.

(ii) The ordinary shares of all subsidiaries were 100 per cent owned by Meggitt PLC either directly or indirectly at 31 December 1997 unless otherwise indicated.

(iii) Companies marked * are direct subsidiaries of Meggitt PLC.

(iv) Companies marked + are management companies. Otherwise all companies are operating companies engaged in the Group's principal activities as described in the Report of the Directors on page 17.

(v) 'D'Target Technology Limited was renamed Meggitt Defence Systems Limited on 26 March 1998.


46 _____________________________________________________________________________
    M E G G I T T   P L C   A N N U A L   R E P O R T   &   A C C O U N T S   97

                FINANCIAL CALENDAR AND SUPPLEMENTARY INFORMATION


Dividends

The proposed 1997 final dividend of 3.2p per share, if approved, will be paid on 3 July 1998 to shareholders on the register on 14 April 1998. The expected dividend payment date for the 1998 interim dividend is 4 December 1998.

Results Announcements (provisional)

1998 interim results announcement                                 September 1998
1998 full year results: preliminary announcement                      March 1999
                        report and accounts                           April 1999

Shareholder Enquiries

Enquiries in respect of the following administrative matters should be addressed to the Company's registrars, Computershare Services PLC, 8 Bankhead Crossway North, Edinburgh EH11 4BR. Telephone: 0131 523 6666.

    - Change of address notification.
    - Lost share certificates.
    - Dividend payment enquiries.
    - Dividend mandate instructions. Shareholders may have their dividends paid directly into their bank or building society accounts by completing a dividend mandate form. Tax vouchers are sent directly to shareholders' registered addresses.
    - Amalgamation of shareholdings. Shareholders who receive more than one copy of the Annual Report are invited to amalgamate their accounts on the share register.

Shareholder Information

Analysis of Share Register at 31 December 1997

                                                            Number of        % of Total
                                                         Shareholders            Shares
---------------------------------------------------------------------------------------
Size of holdings:
      1 -     999                                               6,082           0.7
  1,000 -   9,999                                               2,022           2.6
 10,000 -  99,999                                                 266           3.8
100,000 - 249,999                                                  71           4.9
250,000 - 499,999                                                  50           7.8
500,000 - 999,999                                                  52          16.7
1,000,000 and over                                                 56          63.5
---------------------------------------------------------------------------------------
                                                                8,599         100.0
---------------------------------------------------------------------------------------
Types of Shareholder:
Individuals                                                     7,669           4.4
Banks and bank nominees                                           669          90.3
Investment and insurance companies                                 60           1.0
Other                                                             201           4.3
---------------------------------------------------------------------------------------
                                                                8,599         100.0
---------------------------------------------------------------------------------------

Share Dealing Service

Barclays Stockbrokers Limited offers private individuals a low cost telephone and postal service for dealing in shares of the Company. Commission rates start as low as 'L'10. Details may be obtained from:

Barclays Stockbrokers Limited, Marketing Support Department, Tay House, 300 Bath Street, Glasgow G2 4JR.
Telephone: 0345 777400 (Calls are charged at local rates from within the UK).

Personal Equity Plans (PEPs)

The Company offers both a General and a Single Company PEP, the plan manager for which is Barclays Stockbrokers Limited. Details may be obtained from:

Barclays Stockbrokers Limited, Marketing Support Department, Tay House, 300 Bath Street, Glasgow G2 4JR.
Telephone: 0345 777400 (Calls are charged at local rates from within the UK).

     Barclays Stockbrokers Limited is a member of the London Stock Exchange, The PEP Managers Association and regulated by the Securities and Futures Authority. A subsidiary of Barclays PLC.


___________________________________________________________________________47___
G R O W T H   T H R O U G H   E N G I N E E R I N G   E X C E L L E N C E

                                FIVE YEAR RECORD

                                                      1997      1996       1995       1994      1993
                                                   'L''000   'L''000    'L''000    'L''000   'L''000
----------------------------------------------------------------------------------------------------
Turnover and Profit
Sales                                              265,126   256,299    358,152    345,481   359,735
Profit before taxation and exceptional items        31,246    23,690     18,346     14,639    23,280
Exceptional items                                      214       650    (39,797)       177        --
Profit/(loss) before taxation                       31,460    24,340    (21,451)    14,816    23,280
----------------------------------------------------------------------------------------------------
Earnings and Dividends
Earnings per share                                    9.4p      7.3p     (13.4p)      4.3p      7.1p
Earnings per share - IIMR basis                       9.3p      7.0p       5.2p       4.2p      7.1p
Dividends per ordinary share                          4.70p     4.20p      3.93p      3.93p     3.93p
----------------------------------------------------------------------------------------------------
Capital
Average capital employed                            70,085    64,969     64,766     67,506    68,738
Return on average capital employed                    44.9%     37.5%     (33.1%)     21.9%     33.9%
----------------------------------------------------------------------------------------------------
Gearing Ratio
Year end net cash/borrowing as a percentage
    of capital employed                                6.3%     15.0%       4.1%      27.9%     30.8%
----------------------------------------------------------------------------------------------------


This five year record shows the figures reported in each respective year and excludes the effects of subsequent acquisitions and disposals.


48 _____________________________________________________________________________
    M E G G I T T   P L C   A N N U A L   R E P O R T   &   A C C O U N T S   97

                    STATEMENT OF DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Company and the Group as at the end of the financial year and of the result of the Group for that period. In preparing those financial statements, the directors are required to:

     select suitable accounting policies and then apply them consistently;

     make judgements and estimates that are reasonable and prudent;

     state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements;

     prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Group will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Group and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.


             [LOGO] AUDITORS' REPORT TO THE MEMBERS OF MEGGITT PLC

We have audited the financial statements on pages 24 to 46 which have been prepared under the accounting policies set out on page 29.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The directors are responsible for preparing the annual report, including, as described above, the financial statements. Our responsibilities, as independent auditors, are established by statute, the Auditing Practices Board, the Listing Rules of the London Stock Exchange, and by our profession's ethical guidance.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the directors' report is not consistent with the financial statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law or the Listing Rules regarding directors' remuneration and transactions with the Company and other members of the Group is not disclosed.

We review whether the statement on page 20 reflects the compliance with those provisions of the Combined Code specified for our review by the Stock Exchange, and we report if it does not. We are not required to form an opinion on the effectiveness of the corporate governance procedures or the Group's internal controls.

We read the other information contained in the annual report, including the corporate governance statement, and consider whether it is consistent with the audited financial statements. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements.

--------------------------------------------------------------------------------

BASIS OF AUDIT OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the circumstances of the Company and the Group, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall presentation of information in the financial statements.

--------------------------------------------------------------------------------

OPINION

In our opinion the financial statements give a true and fair view of the state of affairs of the Company and the Group as at 31 December 1998 and of the profit of the Group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.



                          /s/ Deloitte & Touche
                          ----------------------------
                          DELOITTE & TOUCHE

                          Chartered Accountants and Registered Auditors, Bristol 12 April 1999


                  23 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                           FINANCIAL REVIEW

                    [LOGO] CONSOLIDATED PROFIT & LOSS ACCOUNT


FOR THE YEAR ENDED 31 DECEMBER 1998

                                                                       Existing    Acquisitions                     Total
                                                                       ------------------------     ---------------------
                                                                           1998            1998         1998         1997
                                                               Notes    'L''000         'L''000      'L''000      'L''000
-------------------------------------------------------------------------------------------------------------------------
Turnover                                                         2      280,731          13,170      293,901      265,126
Cost of sales                                                          (169,642)         (5,299)    (174,941)    (163,454)
-------------------------------------------------------------------------------------------------------------------------
Gross Profit                                                            111,089           7,871      118,960      101,672
Net operating expenses - before amortisation of goodwill         3      (74,562)         (6,571)     (81,133)     (69,102)
                       - amortisation of goodwill                          (396)           (451)        (847)        --
-------------------------------------------------------------------------------------------------------------------------
Operating Profit                                                 4       36,131             849       36,980       32,570

Exceptional items
Net profit on disposal of properties                             5         --              --           --            214
Loss on disposal of discontinued operations                                --              --           --           (827)
Provisions released                                                        --              --           --            827
-------------------------------------------------------------------------------------------------------------------------
Profit on Ordinary Activities Before Interest                            36,131             849       36,980       32,784
Interest payable (net)                                           8                                    (1,624)      (1,324)
-------------------------------------------------------------------------------------------------------------------------
Profit on Ordinary Activities Before Taxation                                                         35,356       31,460
Tax on profit on ordinary activities                             9                                   (11,587)     (10,012)
-------------------------------------------------------------------------------------------------------------------------
Profit on Ordinary Activities After Taxation                                                          23,769       21,448
Minority interests - equity                                     10                                      (867)        (897)
-------------------------------------------------------------------------------------------------------------------------
Profit for the Financial Year                                                                         22,902       20,551
Dividends                                                       12                                   (11,561)     (10,357)
-------------------------------------------------------------------------------------------------------------------------
Retained Profit for the Financial Year                          24                                    11,341       10,194
-------------------------------------------------------------------------------------------------------------------------
Earnings per share - basic                                      13                                     10.3p         9.4p
Earnings per share - diluted                                                                           10.2p         9.3p
Earnings per share - IIMR basis                                                                        10.7p         9.3p
-------------------------------------------------------------------------------------------------------------------------

Turnover and Operating Profit for the year relate to continuing activities.


                  24 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                                FINANCIAL REVIEW

                        [LOGO] CONSOLIDATED BALANCE SHEET

AS AT 31 DECEMBER 1998                                                        1998          1997
                                                                Notes      'L''O00       'L''O00
------------------------------------------------------------------------------------------------
Fixed Assets
Goodwill                                                           14       46,376          --
Other intangible assets                                            14        1,883            72
Tangible assets                                                    15       53,600        37,906
Investments                                                        16        7,021         5,998
------------------------------------------------------------------------------------------------
                                                                           108,880        43,976
------------------------------------------------------------------------------------------------
Current Assets
Stocks                                                             17       54,681        38,375
Debtors                                                            18       71,417        68,655
Cash at bank and in hand                                                    39,510        40,335
------------------------------------------------------------------------------------------------
                                                                           165,608       147,365
Creditors - amounts falling due within one year                    19     (138,206)      (78,174)
------------------------------------------------------------------------------------------------
Net Current Assets                                                          27,402        69,191
------------------------------------------------------------------------------------------------
Total Assets Less Current Liabilities                                      136,282       113,167
Creditors - amounts falling due after more than one year           20      (41,776)      (37,911)
Provisions for liabilities and charges - deferred tax              21       (1,678)         (912)
------------------------------------------------------------------------------------------------
                                                                            92,828        74,344
------------------------------------------------------------------------------------------------
Capital & Reserves
Called up share capital                                            22       11,209        10,996
Share premium account                                              24       62,269        55,077
Revaluation reserve                                                24        1,446         1,465
Other reserves                                                     24       17,904         5,398
------------------------------------------------------------------------------------------------
Shareholders' Funds - Equity                                                92,828        72,936
Minority Interests - Equity                                                   --           1,408
------------------------------------------------------------------------------------------------
                                                                            92,828        74,344
------------------------------------------------------------------------------------------------

The financial statements were approved by the Board of Directors on 12 April 1999 and signed on its behalf by:

                                   /s/ M A Stacey
                                   ------------------------
                                   M A Stacey
                                   Director


                                   /s/ T Twigger
                                   ------------------------
                                   T Twigger
                                   Director


                  25 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                                FINANCIAL REVIEW

                          [LOGO] COMPANY BALANCE SHEET

AS AT 31 DECEMBER 1998

                                                                              1998          1997
                                                             Notes         'L''O00       'L''O00
------------------------------------------------------------------------------------------------
Fixed Assets
Tangible assets                                                 15             573           417
Investments                                                     16         200,133       156,816
------------------------------------------------------------------------------------------------
                                                                           200,706       157,233
------------------------------------------------------------------------------------------------
Current Assets
Debtors                                                         18          43,585        43,302
Cash at bank and in hand                                                     9,009        18,179
------------------------------------------------------------------------------------------------
                                                                            52,594        61,481
Creditors - amounts falling due within one year                 19        (118,447)      (80,378)
------------------------------------------------------------------------------------------------
Net Current Liabilities                                                    (65,853)      (18,897)
------------------------------------------------------------------------------------------------
Total Assets Less Current Liabilities                                      134,853       138,336
Provisions for liabilities and charges - deferred tax           21            (380)         (188)
------------------------------------------------------------------------------------------------
                                                                           134,473       138,148
------------------------------------------------------------------------------------------------
Capital & Reserves
Called up share capital                                         22          11,209        10,996
Share premium account                                           24          48,205        41,013
Other reserves                                                  24          17,556        17,556
Merger reserve                                                  24          32,754        32,754
Profit and loss account                                         24          24,749        35,829
------------------------------------------------------------------------------------------------
                                                                           134,473       138,148
------------------------------------------------------------------------------------------------

The financial statements were approved by the Board of Directors on 12 April 1999 and signed on its behalf by:

                                    /s/ M A Stacey
                                    ------------------------------
                                    M A Stacey
                                    Director


                                    /s/ T Twigger
                                    -------------------------------
                                    T Twigger
                                    Director


                  26 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                            FINANCIAL REVIEW

                     [LOGO] CONSOLIDATED CASH FLOW STATEMENT

FOR THE YEAR ENDED 31 DECEMBER 1998
                                                                                                       1998                    1997
                                                                              Notes                 'L''000                 'L''000
-----------------------------------------------------------------------------------------------------------------------------------
Cash Flow from Operating Activities                                              26                  42,667                  41,656
-----------------------------------------------------------------------------------------------------------------------------------
Returns on Investments & Servicing of Finance
Interest received                                                                        2,463                   2,528
Interest paid                                                                           (3,773)                 (3,609)
                                                                                                     (1,310)                 (1,081)
Taxation                                                                                            (10,204)                 (9,777)
Capital Expenditure and Financial Investment
Purchase of tangible fixed assets                                                      (11,188)                (12,879)
Sale of plant and machinery                                                              3,488                   2,144
Purchase of own shares                                                                  (1,169)                   --
                                                                                                     (8,869)                (10,735)
-----------------------------------------------------------------------------------------------------------------------------------
Cash Inflow Before Corporate Items                                                                   22,284                  20,063
-----------------------------------------------------------------------------------------------------------------------------------
Acquisitions and Disposals
Purchase of subsidiary undertakings                                                    (64,087)                 (5,220)
Net cash/overdrafts acquired with subsidiaries                                           3,636                    --
Sale of businesses                                                                        --                      (827)
                                                                                                    (60,451)                 (6,047)
Equity Dividends paid                                                            27                  (6,788)                 (9,541)
-----------------------------------------------------------------------------------------------------------------------------------
Cash (Outflow)/Inflow before use of
Liquid Resources and Financing                                                                      (44,955)                  4,475
-----------------------------------------------------------------------------------------------------------------------------------
Management of Liquid Resources
Reduction of current asset investments                                                                 --                       645
-----------------------------------------------------------------------------------------------------------------------------------
Financing
Issue of ordinary share capital                                                  27        507                   1,557
Debt due within one year:
   increase in short term borrowings                                                    47,516                     895
   repayment of short term borrowings                                                   (4,134)                    (15)
Debt due beyond one year:
   decrease in long term borrowings                                                       --                       (35)
                                                                                                     43,889                   2,402
-----------------------------------------------------------------------------------------------------------------------------------
(Decrease)/Increase in Cash in Year                                              29                  (1,066)                  7,522
-----------------------------------------------------------------------------------------------------------------------------------





                  27 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                                  FINANCIAL REVIEW

                           [LOGO] STATEMENT OF TOTAL
                                  RECOGNISED GAINS & LOSSES

                                                                            1998        1997
                                                                         'L''000     'L''000
--------------------------------------------------------------------------------------------
Profit for the financial year                                             22,902      20,551
Currency translation differences on foreign currency net investments       1,261      (1,292)
Revaluation reserve                                                         --          (464)
--------------------------------------------------------------------------------------------
Total recognised gains and losses relating to the year                    24,163      18,795
--------------------------------------------------------------------------------------------



                            [LOGO] NOTE ON HISTORICAL COST
                                   PROFITS & LOSSES


                                                                                                   1998       1997
                                                                                                'L''000    'L''000
------------------------------------------------------------------------------------------------------------------
Reported profit on ordinary activities before taxation                                           35,356     31,460
Difference between historical cost depreciation charge and the actual
    depreciation charge for the year calculated on the revalued amount                               19         24
Difference between profit on disposal of property calculated on depreciated
    historical cost and the actual profit on disposal calculated on the revalued amount            --          875
------------------------------------------------------------------------------------------------------------------
Historical cost profit on ordinary activities before taxation                                    35,375     32,359
------------------------------------------------------------------------------------------------------------------
Historical cost profit for the year retained after taxation,
    minority interests and dividends                                                             11,360     11,093
------------------------------------------------------------------------------------------------------------------



                  28 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                                     FINANCIAL REVIEW

                              [LOGO] NOTES TO THE
                                     FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 1998

1. ACCOUNTING POLICIES

ACCOUNTING CONVENTION

The accounts are prepared in accordance with the historical cost accounting convention, modified to include the revaluation of certain assets, and in accordance with applicable Accounting Standards.
--------------------------------------------------------------------------------
BASIS OF CONSOLIDATION
The Group financial statements consolidate the financial statements of the Company and all subsidiaries for the financial periods ended 31 December 1998. The results of all subsidiaries acquired during the year are included from their effective date of acquisition using the acquisition method of accounting. The profit or loss on the disposal of a previously acquired business includes the attributable amount of any purchased goodwill relating to that business.
--------------------------------------------------------------------------------
GOODWILL
Under the new accounting standard FRS10 (Goodwill and Intangible Assets) goodwill arising on the acquisition of subsidiaries after 1 January 1998 has been capitalised and is being amortised over a period of 20 years. In accordance with the Group's accounting policy prior to FRS10, goodwill arising on acquisitions prior to 1 January 1998 has been written off to reserves. Such goodwill will be charged to the profit and loss account on any subsequent disposals of the businesses to which it relates.
--------------------------------------------------------------------------------
TANGIBLE FIXED ASSETS
Depreciation is not provided on freehold land. On other assets it is provided on cost or revalued amounts in equal annual instalments over the estimated useful lives of the assets as follows:

           Freehold buildings                          40 to 50 years
           Long and short leasehold property     over period of lease
           Plant and machinery                          5 to 10 years
           Fixtures and fittings                        3 to 10 years
           Motor vehicles                                4 to 5 years
--------------------------------------------------------------------------------
INVESTMENTS
 (i) Shares in Group companies are stated at cost less amounts written off except for investments acquired before 1 January 1988 where Section 131 merger relief has been taken when investments are stated at the nominal value of the shares issued in consideration.

(ii) Other investments are stated at cost less provision for permanent diminution in value.
--------------------------------------------------------------------------------
STOCKS
Stocks are stated at the lower of cost and net realisable value. Cost represents materials, direct labour and production overheads. Long term contracts are dealt with in accordance with SSAP9 (revised). A prudent level of profit is taken based on estimated percentage completion if the final outcome can be reliably assessed.
--------------------------------------------------------------------------------
DEFERRED TAXATION
Deferred taxation is provided at the rate at which tax is expected to be paid on differences arising from the inclusion of income and expenditure in taxation computations in periods different from those in which they are included in the financial statements to the extent that it is probable that a liability or asset will crystallise in the future.
--------------------------------------------------------------------------------
FOREIGN CURRENCIES
Assets and liabilities expressed in foreign currencies are translated into sterling at rates of exchange ruling at the end of the financial year. Trading results of foreign subsidiaries are translated at rates of exchange ruling during the year. Profits and losses arising from the translation into sterling of the balance sheets of overseas subsidiaries and foreign currency loans held by UK companies for the purpose of financing overseas investments are taken to reserves. Other exchange differences are dealt with through the profit and loss account.
--------------------------------------------------------------------------------
RESEARCH & DEVELOPMENT
All research and development expenditure is written off as incurred.
--------------------------------------------------------------------------------
PENSION SCHEME ARRANGEMENTS
The Group operates a number of contributory pension schemes and accounts for pension costs in accordance with the requirements of SSAP24. Defined benefit pension costs and the costs of providing other post retirement benefits are charged to the profit and loss account on a systematic basis over the service lives of the eligible employees in accordance with the advice of qualified independent actuaries. Defined contribution pension costs charged to the profit and loss account represent contributions payable in respect of the year.
--------------------------------------------------------------------------------
LEASES
Assets held under finance leases and the related lease obligations are recorded in the balance sheet at the fair value of the leased assets at the inception of the leases. The excess of the lease payments over the recorded lease obligations are treated as finance charges which are amortised over each lease term to give a constant rate of charge on the remaining balance of the obligation. Rental costs under operating leases are charged to the profit and loss account in equal annual amounts over the periods of the leases.


                  29 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                       FINANCIAL REVIEW

                       Notes to the Financial Statements

2. ANALYSIS OF TURNOVER

Turnover by Segment                                           1998          1997
                                                           'L''000       'L''000
--------------------------------------------------------------------------------
Aerospace                                                  126,722       116,295
Electronics                                                118,544        99,930
Industrial Controls                                         48,635        48,901
--------------------------------------------------------------------------------
                                                           293,901       265,126
--------------------------------------------------------------------------------
Turnover by Country                        By Origin              By Destination
                               ---------------------       ---------------------
                                  1998          1997          1998          1997
                               'L''000       'L''000       'L''000       'L''000
--------------------------------------------------------------------------------
UK                             156,399       150,276        97,943        95,959
Rest of Europe                  38,964        33,397        77,857        67,345
North America                   98,259        80,698        91,014        75,499
Rest of World                      279           755        27,087        26,323
--------------------------------------------------------------------------------
                               293,901       265,126       293,901       265,126
--------------------------------------------------------------------------------
Analysis of Profit and Assets              Operating                   Operating
                                       Profit/(Loss)                      Assets
                               ---------------------       ---------------------
Operating profit and assets       1998          1997          1998          1997
     by Segment                'L''000       'L''000       'L''000       'L''000
--------------------------------------------------------------------------------
Aerospace                        20,607        19,203       33,536        30,389
Electronics                      16,240        12,042       47,524        28,719
Industrial Controls               2,449         3,103       12,988        11,986
Unallocated                      (1,469)       (1,778)       4,794         2,875
Goodwill Amortised                 (847)         --
--------------------------------------------------------------------------------
                                 36,980        32,570       98,842        73,969
--------------------------------------------------------------------------------
Operating profit and assets
    by Country of Origin                   Operating                   Operating
                                       Profit/(Loss)                      Assets
                               ---------------------       ---------------------
                                  1998          1997          1998          1997
                               'L''000       'L''000       'L''000       'L''000
--------------------------------------------------------------------------------
UK                            16,940         16,454         52,968        43,728
Rest of Europe                 3,862          4,091         20,182         8,060
North America                 16,213         12,464         25,511        22,130
Rest of World                    (35)          (439)           181            51
--------------------------------------------------------------------------------
                              36,980         32,570         98,842        73,969
--------------------------------------------------------------------------------

Operating assets exclude cash and borrowing and deferred tax.



                  30 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                       FINANCIAL REVIEW

                       Notes to the Financial Statements

3. NOTE TO THE PROFIT & LOSS ACCOUNT

                                                              Existing  Acquisitions         Total         Total
                                                              --------  ------------      ----------------------
                                                                  1998          1998          1998          1997
                                                               'L''000       'L''000       'L''000       'L''000
----------------------------------------------------------------------------------------------------------------
Turnover                                                       280,731        13,170       293,901       265,126
----------------------------------------------------------------------------------------------------------------
Cost of sales                                                 (169,642)       (5,299)     (174,941)     (163,454)
----------------------------------------------------------------------------------------------------------------
Net operating expenses
Distribution costs                                             (27,378)       (2,535)      (29,913)      (26,830)
Research and development expenditure                           (16,143)       (1,491)      (17,634)      (12,673)
Administration expenses - before amortisation of goodwill      (31,336)       (2,545)      (33,881)      (29,760)
                        - amortisation of goodwill                (396)         (451)         (847)         --
Other operating income                                             295          --             295           161
----------------------------------------------------------------------------------------------------------------
Operating profit                                                36,131           849        36,980        32,570
----------------------------------------------------------------------------------------------------------------

4. OPERATING PROFIT

                                                                                              1998          1997
                                                                                           'L''000       'L''000
----------------------------------------------------------------------------------------------------------------
Operating profit is stated after crediting:
Rents receivable                                                                               387           442
And after charging:
Depreciation of tangible fixed assets                                                        8,308         7,043
Amortisation of intangible fixed assets                                                        964            54
Loss on disposal of fixed assets                                                              --              52
Auditors' remuneration - group audit fees                                                      501           423
                       - company audit fees                                                     25            27
                       - other services - UK                                                   196           253
                       - overseas                                                              176           152
Hire of plant and machinery                                                                    652           527
Other operating lease rentals                                                                7,380         7,325
----------------------------------------------------------------------------------------------------------------

5. EXCEPTIONAL ITEMS

A net exceptional profit of 'L'214,000 arose in 1997 relating to the disposal of properties, analysed as follows:

                                                                                              1998          1997
                                                                                           'L''000       'L''000
----------------------------------------------------------------------------------------------------------------
Profit on the sale of freehold property                                                       --           2,227
Provision for the loss on disposal of freehold property and leases                            --          (1,825)
Disposal costs                                                                                --            (188)
----------------------------------------------------------------------------------------------------------------
Net exceptional items                                                                         --             214
----------------------------------------------------------------------------------------------------------------


                  31 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                               FINANCIAL REVIEW

                               Notes to the Financial Statements

6. INFORMATION REGARDING EMPLOYEES                                                                                  1998        1997
                                                                                                                 'L''000     'L''000
------------------------------------------------------------------------------------------------------------------------------------
Employee costs during the year including directors:
Wages and salaries                                                                                                90,532      77,080
Social security costs                                                                                             10,012       8,682
Other pension costs                                                                                                6,281       3,954
------------------------------------------------------------------------------------------------------------------------------------
Total direct costs of employment                                                                                 106,825      89,716
------------------------------------------------------------------------------------------------------------------------------------
Average number of persons employed including directors:
Production                                                                                                         3,239       2,924
Selling and distribution                                                                                             440         386
Administration                                                                                                       508         457
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   4,187       3,767
------------------------------------------------------------------------------------------------------------------------------------

7. DIRECTORS' EMOLUMENTS AND SHARE INTERESTS

Directors' emoluments                                                                      Total Emoluments
                                                                                           excluding Pension
                                           Basic                                           -----------------
                                          Salary        Fees    Benefits       Bonus                             Pension    Pension
                                            1998        1998        1998        1998        1998        1997        1998       1997
                                             'L'         'L'         'L'         'L'         'L'         'L'         'L'        'L'
-----------------------------------------------------------------------------------------------------------------------------------
Non executive chairman
Sir Donald Spiers                           --        41,049        --          --        41,049      20,000        --          --
-----------------------------------------------------------------------------------------------------------------------------------
Executive directors
M A Stacey                               225,000        --        15,966      90,000     330,966     283,715      93,486     75,643
D B Gemmell                              108,000        --         9,186      20,000     137,186      25,636      38,099      4,130
T Twigger                                145,000        --        10,652      58,000     213,652     199,272      56,371     51,126
-----------------------------------------------------------------------------------------------------------------------------------
Non executive directors
Sir Alan Cox                                --        28,692        --          --        28,692      21,198        --          --
The Rt Hon Sir Richard Needham              --        23,000        --          --        23,000       1,298        --          --
-----------------------------------------------------------------------------------------------------------------------------------
Former directors
K H Coates                                  --        13,056        --          --        13,056      46,750        --          --
P J Ryder                                   --          --          --          --          --         4,302        --        1,336
-----------------------------------------------------------------------------------------------------------------------------------
Total                                    478,000     105,797      35,804     168,000     787,601     602,171     187,956    132,235
-----------------------------------------------------------------------------------------------------------------------------------

Basic salary includes payments made under the Group's Profit Related Pay scheme. In addition to fees paid in 1998 'L'24,000 was paid to The Rt Hon Sir Richard Needham in respect of his consultancy agreement regarding the provision of advice on the Group's activities in the Asia Pacific region.

The highest paid director in 1998 was M A Stacey the aggregate of whose emoluments, gains on share options exercised and company contributions to his Funded Unapproved Retirement and Death Benefits Sheme was 'L'634,000 (1997 - 'L'335,000). In addition to the emoluments for 1998 set out above, the executive directors were allocated shares at an initial market value of 241.47p under the Rules of the Profit Sharing Share Scheme as follows:

                                       Ordinary shares of 5p each
                         M A Stacey                595
                         D B Gemmell               268
                         T Twigger                 422

These shares have been included in the share interests shown in the table on page 33.

Directors' Pension Benefits

                                                                       M A Stacey        D B Gemmell          T Twigger
Meggitt Executive Pension Plan                                                'L'                'L'                'L'
-----------------------------------------------------------------------------------------------------------------------
Increase in accrued pension in year                                         1,600              2,100              1,500
Transfer value of the increase                                             21,000             30,000             11,400
Accumulated total accrued pension at 31 December 1998                      11,900             12,300              7,900
-----------------------------------------------------------------------------------------------------------------------
Funded Unapproved Retirement and Death Benefits Scheme
Company Payments 1997                                                      50,996               --               26,479
                 1998                                                      71,063             15,676             33,948
-----------------------------------------------------------------------------------------------------------------------



                  32 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                       FINANCIAL REVIEW

                       Notes to the Financial Statements

DIRECTORS' SHARE INTERESTS

The beneficial interests of the directors in the ordinary shares of the Company at 31 December 1997 and 31 December 1998 were as follows:-

                                                                                                                       Shareholdings
                                                                                                          Ordinary shares of 5p each
                                                                                                             1998               1997
------------------------------------------------------------------------------------------------------------------------------------
Sir Donald Spiers                                                                                          13,790              9,041
M A Stacey                                                                                                138,553             83,234
Sir Alan Cox                                                                                               20,202             20,202
D B Gemmell                                                                                                17,916              1,314
The Rt Hon Sir Richard Needham                                                                             17,009              4,000
T Twigger                                                                                                  59,503              5,472
------------------------------------------------------------------------------------------------------------------------------------

The directors' interests in options over the ordinary share capital of the Company and movements therein during the year are set out below:

                                   Number of options
                     --------------------------------------------------                 Market price      Date from
                     1 January                               31 December      Exercise    at date of          which         Expiry
                          1998       Granted     Exercised          1998         price      exercise    exercisable           date
------------------------------------------------------------------------------------------------------------------------------------
M A Stacey
1984 Scheme             56,226          --          56,226          --          46.13p       198.00p       25.10.93       24.10.00
                        50,000          --          50,000          --         101.83p       198.00p       14.05.95       13.05.02
                        50,000          --          50,000          --         100.50p       198.00p       29.04.96       28.04.03
                        40,000          --          40,000          --          72.50p       198.00p       24.10.97       23.10.04
1996 No 1 Scheme          --          16,713          --          16,713       179.50p          --         20.04.01       19.04.08
1996 No 2 Scheme       348,258          --            --         348,258       100.50p          --         19.06.99       18.06.03
                       145,833          --            --         145,833       120.00p          --         27.03.00       26.03.04
                          --         192,200          --         192,200       179.50p          --         20.04.01       19.04.05
SAYE Schemes             4,126          --            --           4,126        83.60p          --         01.01.99       30.06.99
                          --           1,227          --           1,227       158.80p          --         01.10.01       31.03.02
------------------------------------------------------------------------------------------------------------------------------------
                       694,443       210,140       196,226       708,357
------------------------------------------------------------------------------------------------------------------------------------
D B Gemmell
1984 Scheme             15,000          --          15,000          --         100.50p       198.00p       29.04.96       28.04.03
                        20,000          --          20,000          --          72.50p       198.00p       24.10.97       23.10.04
1996 No 2 Scheme       111,940          --            --         111,940       100.50p          --         19.06.99       18.06.03
                        62,500          --            --          62,500       120.00p          --         27.03.00       26.03.04
SAYE Scheme              4,126          --            --           4,126        83.60p          --         01.01.99       30.06.99
------------------------------------------------------------------------------------------------------------------------------------
                       213,566          --          35,000       178,566
------------------------------------------------------------------------------------------------------------------------------------
T Twigger
1984 Scheme             75,000          --          75,000          --          72.50p       198.00p       24.10.97       23.10.04
1996 No 1 Scheme          --          16,713          --          16,713       179.50p          --         20.04.01       19.04.08
1996 No 2 Scheme       253,731          --            --         253,731       100.50p          --         19.06.99       18.06.03
                       106,250          --            --         106,250       120.00p          --         27.03.00       26.03.04
                          --          56,448          --          56,448       179.50p          --         20.04.01       19.04.05
SAYE Schemes             4,798          --            --           4,798        71.90p          --         01.01.01       30.06.01
                          --           1,227          --           1,227       158.80p          --         01.10.01       31.03.02
------------------------------------------------------------------------------------------------------------------------------------
                       439,779        74,388        75,000       439,167
------------------------------------------------------------------------------------------------------------------------------------

None of the options listed above lapsed during the year. No non executive directors held any options over the Company's shares at any time during the relevant periods.

Between 1 January 1999 and 23 March 1999 (the latest date for which it was practical to obtain the information) the following changes in directors' interests occurred: as a result of PEP dividend reinvestment Mr T Twigger acquired 38 shares, Mr M A Stacey exercised his SAYE option to acquire 4,126 shares and Mr D B Gemmell exercised his SAYE option to acquire 4,126 shares.

The market price of the ordinary shares at 30 December 1998 (the last day of dealing for 1998) was 124p and the range during the year was 121p to 241p. Options may, in certain circumstances, be exercised or lapse earlier than the dates shown above.

Gains made on Directors' share options     Exercise        Options          Gain
                                               Date      Exercised       'L''000
--------------------------------------------------------------------------------
M A Stacey                                 27.03.98        196,226           232
D B Gemmell                                27.03.98         35,000            40
T Twigger                                  27.03.98         75,000            94
--------------------------------------------------------------------------------
                                                           306,226           366
--------------------------------------------------------------------------------

Gains were made on options granted under the Meggitt PLC 1984 Share Option Scheme, as detailed in Directors' share interests above.

There were no gains made by directors on the exercise of share options in 1997.


                  33 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                                FINANCIAL REVIEW

                                Notes to the Financial Statements

7. DIRECTORS' EMOLUMENTS AND SHARE INTERESTS (CONTINUED)

The directors' interests in the Restricted Share Scheme are set out below:

                                                              Date from
                    Date of      Value of        Number           which          Expiry
                      Award     Award 'L'     of Shares     Exercisable            Date
---------------------------------------------------------------------------------------
M A Stacey         29.04.96        54,250        55,823        29.04.99        29.04.03
D B Gemmell        29.04.96        21,000        21,609        29.04.99        29.04.03
T Twigger          29.04.96        33,825        34,806        29.04.99        29.04.03
---------------------------------------------------------------------------------------

The awards may be exercised for a consideration of 'L'1.

The directors' interests in the Equity Participation Scheme are set out below:

                                                               First date for
                        Date of        Value of        Number     Transfer to
                     Allocation   Allocation'L'     of Shares       Directors
-----------------------------------------------------------------------------
M A Stacey             27.03.97          52,500        43,568        27.03.00
                       20.04.98          90,125        50,069        20.04.01
D B Gemmell            27.03.97          22,500        18,672        27.03.00
T Twigger              27.03.97          38,250        31,742        27.03.00
                       20.04.98          65,662        36,478        20.04.01
-----------------------------------------------------------------------------

The shares may be transferred for no consideration.
There are currently no other schemes to benefit directors by enabling them to acquire shares in or debentures of the Company or any other company.

8.  INTEREST

                                                                                            1998            1997
                                                                                         'L''000         'L''000
----------------------------------------------------------------------------------------------------------------
Interest receivable and similar income:
Interest on bank deposits                                                                  1,941           2,166
Other income                                                                                 306              17
----------------------------------------------------------------------------------------------------------------
                                                                                           2,247           2,183
----------------------------------------------------------------------------------------------------------------
Interest payable and similar charges:
Bank loans, overdrafts and other loans repayable within five years:
Repayable by instalments                                                                    (332)           (236)
US $60 million 8% Senior Notes                                                            (2,892)         (2,927)
Repayable other than by instalments                                                         (647)           (344)
----------------------------------------------------------------------------------------------------------------
                                                                                          (3,871)         (3,507)
----------------------------------------------------------------------------------------------------------------
Interest payable net                                                                      (1,624)         (1,324)
----------------------------------------------------------------------------------------------------------------

9. TAXATION ON PROFIT ON ORDINARY ACTIVITIES

                                                                                            1998            1997
                                                                                         'L''000         'L''000
----------------------------------------------------------------------------------------------------------------
United Kingdom corporation tax at 31% (1997 - 31.5%) based on profit for the year          8,599           5,844
Deferred taxation                                                                            216             253
Double tax relief                                                                         (2,173)            (93)
Overseas taxation - current                                                                5,348           3,327
                  - deferred                                                                 (18)            110
----------------------------------------------------------------------------------------------------------------
Taxation charge for the year                                                              11,972           9,441
Taxation (over)/under provided in previous years                                            (385)            571
----------------------------------------------------------------------------------------------------------------
                                                                                          11,587          10,012
----------------------------------------------------------------------------------------------------------------

The charge for the year has been reduced by 'L'1,836,000 (1997 -
'L'26,000) by utilisation of tax losses brought forward from prior years. In the case of subsidiary companies which are not resident in the United Kingdom for tax purposes, provision is made for foreign taxes on profits. Provision is made for withholding taxes on proposed dividends from overseas subsidiaries.

10. MINORITY INTERESTS - EQUITY

Minority interests represent the share of the year's results attributable to the minority of 'L'867,000 (1997 - 'L'897,000).

11. PROFIT OF PARENT COMPANY

The consolidated profit attributable to the shareholders of Meggitt PLC includes a profit, after dividends received, of 'L'481,000(1997 - profit of 'L'25,988,000) which has been dealt with in the accounts of that Company. Meggitt PLC has taken advantage of the legal dispensation allowing it not to publish a separate profit and loss account.

                  34 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                             FINANCIAL REVIEW

                             Notes to the Financial Statements


12. DIVIDENDS


                                                                                                        1998                   1997
                                                                                                     'L''000                'L''000
-----------------------------------------------------------------------------------------------------------------------------------
Dividends in respect of previous years                                                                    18                    --
Interim of  1.62p per share paid (1997 - 1.5p per share)                                               3,630                  3,319
Final of  3.53p per share proposed (1997 - 3.2p per share)                                             7,913                  7,038
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      11,561                 10,357
-----------------------------------------------------------------------------------------------------------------------------------

13. EARNINGS PER ORDINARY SHARE

a) The calculation of earnings per ordinary share is based on the following:


                                                        1998            1998           1998           1997             1997    1997
                                                     'L''000          Number          Pence        'L''000           Number   Pence
                                                                      ('000)                                         ('000)
------------------------------------------------------------------------------------------------------------------------------------
Basic EPS
Profit attributable to ordinary shareholders          22,902         222,109           10.3         20,551         219,151      9.4
------------------------------------------------------------------------------------------------------------------------------------
Effect of dilutive potential ordinary shares
Options                                                 --             2,601           (0.1)          --             1,575     (0.1)
ESOP                                                       9            (177)            --           --              --         --
------------------------------------------------------------------------------------------------------------------------------------
Diluted EPS
Profit attributable to ordinary shareholders          22,911         224,533           10.2         20,551         220,726      9.3
------------------------------------------------------------------------------------------------------------------------------------

b) The Institute of Investment Management and Research (IIMR) has devised a 'headline' measure of earnings per share which provides an alternative measure for assessing performance excluding exceptional items.


                                                     1998            1998        1998          1997             1997          1997
                                                  'L''000          Number       Pence       'L''000           Number         Pence
                                                                   ('000)                                     ('000)
----------------------------------------------------------------------------------------------------------------------------------
Basic EPS
Profit attributable to ordinary shareholders       22,902         222,109       10.3         20,551          219,151           9.4
----------------------------------------------------------------------------------------------------------------------------------
Add back:
Amortisation of goodwill                              847                        0.4             --                             --
Exceptional costs:
Profit on sale of property                           --              --                        (214)                          (0.1)
----------------------------------------------------------------------------------------------------------------------------------
Earnings per share IIMR basis                      23,749         222,109       10.7         20,337          219,151           9.3
----------------------------------------------------------------------------------------------------------------------------------

14. INTANGIBLE FIXED ASSETS

                                                                                                                              Other
                                                                                                                         intangible
                                                                                                         Goodwill            assets
                                                                                                          'L''000           'L''000
-----------------------------------------------------------------------------------------------------------------------------------
Group
Cost at 1 January 1998                                                                                     --                   506
Subsidiaries acquired                                                                                    46,712               1,923
Additions                                                                                                  --                    31
Exchange rate adjustments                                                                                   512                  54
Disposals                                                                                                  --                   (72)
-----------------------------------------------------------------------------------------------------------------------------------
Cost at 31 December 1998                                                                                 47,224               2,442
-----------------------------------------------------------------------------------------------------------------------------------
Amounts written off at 1 January 1998                                                                      --                   434
Subsidiaries acquired                                                                                      --                    69
Additional provision during the year                                                                        847                 117
Exchange rate adjustments                                                                                     1                  11
Disposals                                                                                                  --                   (72)
-----------------------------------------------------------------------------------------------------------------------------------
Amounts written off at 31 December 1998                                                                     848                 559
-----------------------------------------------------------------------------------------------------------------------------------
Net Book Value at 31 December 1998                                                                       46,376               1,883
-----------------------------------------------------------------------------------------------------------------------------------
Net book value at 31 December 1997                                                                         --                    72
-----------------------------------------------------------------------------------------------------------------------------------

Other intangible assets represent the cost of manufacturing licences, patents and trademarks and are being written off over the period of the agreements.


                  35 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                       FINANCIAL REVIEW

                       Notes to the Financial Statements

15. TANGIBLE FIXED ASSETS

The movements in the fixed asset accounts during the year were as follows:

                                                                                    Group                                   Company
                                                   --------------------------------------     -------------------------------------
                                                                      Plant                                     Plant
                                                       Land &     equipment                      Land &     equipment
                                                    buildings    & vehicles         Total     buildings    & vehicles         Total
                                                      'L''000       'L''000       'L''000       'L''000       'L''000       'L''000
-----------------------------------------------------------------------------------------------------------------------------------
Cost or valuation at 1 January 1998                    19,384        78,551        97,935           248         1,000         1,248
Exchange rate adjustments                                 350           736         1,086          --            --            --
Subsidiaries acquired                                  15,038        13,713        28,751          --            --            --
Additions                                                 217        10,640        10,857          --             290           290
Disposals                                                (169)       (6,630)       (6,799)           (3)         (169)         (172)
Intra Group transfers                                    --            --            --            --              41            41
-----------------------------------------------------------------------------------------------------------------------------------
Cost or valuation at 31 December 1998                  34,820        97,010       131,830           245         1,162         1,407
-----------------------------------------------------------------------------------------------------------------------------------
At valuation                                            8,496          --           8,496          --            --            --
At cost                                                26,324        97,010       123,334           245         1,162         1,407
-----------------------------------------------------------------------------------------------------------------------------------
Accumulated depreciation at 1 January 1998              6,719        53,310        60,029            69           762           831
Exchange rate adjustments                                  69           515           584          --            --            --
Subsidiaries acquired                                   4,506        11,116        15,622          --            --            --
Charge for year                                           815         7,493         8,308             7           126           133
Disposals                                                 (30)       (6,283)       (6,313)           (1)         (129)         (130)
Intra Group transfers                                    --            --            --            --            --            --
-----------------------------------------------------------------------------------------------------------------------------------
Accumulated depreciation at 31 December 1998           12,079        66,151        78,230            75           759           834
-----------------------------------------------------------------------------------------------------------------------------------
Net Book Value at 31 December 1998                     22,741        30,859        53,600           170           403           573
-----------------------------------------------------------------------------------------------------------------------------------
Net Book Value at 31 December 1997                     12,665        25,241        37,906           179           238           417
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                       Group                                 Company
                                                                 ---------------------------             ---------------------------
                                                                    1998                1997                1998                1997
                                                                 'L''000             'L''000             'L''000             'L''000
------------------------------------------------------------------------------------------------------------------------------------
Net book value of land and buildings
Freehold                                                          18,398               8,014                 104                 109
Long leasehold                                                     1,610               1,358                 --                  --
Short leasehold                                                    2,733               3,293                  66                  70
------------------------------------------------------------------------------------------------------------------------------------
                                                                  22,741              12,665                 170                 179
------------------------------------------------------------------------------------------------------------------------------------

The Group's freehold and long leasehold property were valued by Montagu Evans, Chartered Surveyors, on an existing use basis as at 31 December 1989.

On a historic cost basis land and buildings would be included at cost of 'L'33,230,000 (1997 - 'L'17,847,000) less depreciation of 'L'11,935,000 (1997 -
'L'6,573,000) giving a net book value of 'L'21,295,000 (1997 - 'L'11,274,000).

The net book value of the Group's fixed assets includes 'L'92,000 (1997 - 'L'127,000) in respect of assets held under finance leases and hire purchase contracts.



                  36 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                       FINANCIAL REVIEW

                       Notes to the Financial Statements

16. INVESTMENTS HELD AS FIXED ASSETS

                                                                                    Group                                   Company
                                                            -----------------------------               ---------------------------
                                                               1998                  1997                  1998                1997
                                                            'L''000               'L''000               'L''000             'L''000
-----------------------------------------------------------------------------------------------------------------------------------
Shares in subsidiaries (a)                                     --                    --                 200,133             156,816
Investment in own shares (b)                                  1,024                  --                    --                  --
Other investments (c)                                         5,997                 5,998                  --                  --
-----------------------------------------------------------------------------------------------------------------------------------
                                                              7,021                 5,998               200,133             156,816
-----------------------------------------------------------------------------------------------------------------------------------
(a) Shares in subsidiaries
    At 1 January 1998                                                                                   156,816             157,478
    Acquisition of subsidiaries                                                                          43,811                --
    Disposal of subsidiaries                                                                               --                    (5)
    Amounts provided                                                                                       (494)               (657)
-----------------------------------------------------------------------------------------------------------------------------------
At 31 December 1998                                                                                     200,133             156,816
-----------------------------------------------------------------------------------------------------------------------------------
(b) Investment in own shares
    Acquired in year                                          1,024                  --                    --                   --
-----------------------------------------------------------------------------------------------------------------------------------
At 31 December 1998                                           1,024                  --                    --                   --
-----------------------------------------------------------------------------------------------------------------------------------
(c) Other Investments
    At 1 January 1998                                         5,998                 6,576                  --                   --
    Amounts provided                                           (210)                 (209)
    Exchange rate adjustments                                   209                  (369)                 --                   --
-----------------------------------------------------------------------------------------------------------------------------------
At 31 December 1998                                           5,997                 5,998                  --                   --
-----------------------------------------------------------------------------------------------------------------------------------

The shares in the Company (`own shares') are held by an independently managed Employee Share Ownership Plan which was formed to purchase shares to be used to meet certain of the Company's future obligations in respect of employee share schemes as described in the Remuneration Report on page 21.

     The Group retains the full benefit of these shares until such time as participating employees exercise their options. During the year 846,503 ordinary shares of the Company were purchased by the trust in respect of options granted under the Meggitt 1996 Executive Share Option Schemes, with a market value at 30 December 1998 of 'L'1,050,000.

     The trustee has also purchased shares in respect of share schemes where the Group has had no benefit accruing to it from the dates of purchase. Amounts owing in relation to these shares are disclosed under other debtors (see note
18).

Other investments represent:

(i) Sunvic Holdings GmbH (incorporated in Germany) representing 46% of issued ordinary share capital (acquired on 13 February 1996 arising from the transfer of a controlling interest in the Sunvic Group to investment funds managed by Schroder Venture Advisers and four senior Sunvic managers).

      The share capital at 31 December 1998 was DM 1,960,000 of which shares totalling DM 900,000 were issued to Meggitt Properties PLC.

      The Sunvic Group operates principally in Germany and the Benelux countries.

      Shareholders' funds at 31 December 1998 were DM 26.1 million
      (1997 - DM 17.6 million). The profit attributable to the shareholders for the year to 31 December 1998 was DM 8.5 million (1997 loss - DM 0.9 million)


(ii) TGE Group Ltd (registered in England and Wales) representing 15% of issued ordinary share capital.

(iii) Axsia Group Ltd (registered in England and Wales) representing 15% of issued ordinary share capital.

The Group has no significant influence over these investments and, as a consequence, they are held as external investments at historical costs less provisions.

17. STOCKS

                                                                                                                              Group
                                                                                                  ---------------------------------
                                                                                                     1998                      1997
                                                                                                  'L''000                   'L''000
-----------------------------------------------------------------------------------------------------------------------------------
Contract work in progress less provision for losses                                                 3,042                       845
Progress claims                                                                                       (26)                     (220)
-----------------------------------------------------------------------------------------------------------------------------------
Net contract work in progress                                                                       3,016                       625
Raw materials and bought-in components                                                             22,560                    16,365
Manufacturing work in progress                                                                     14,326                    11,372
Finished goods and goods for resale                                                                14,779                    10,013
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   54,681                    38,375
-----------------------------------------------------------------------------------------------------------------------------------



                  37 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                       FINANCIAL REVIEW

                       Notes to the Financial Statements

18. DEBTORS

                                                                                         Group                               Company
                                                                    --------------------------            --------------------------
                                                                       1998               1997               1998               1997
                                                                    'L''000            'L''000            'L''000            'L''000
------------------------------------------------------------------------------------------------------------------------------------
Amounts falling due within one year
Trade debtors                                                        57,321             49,338                 63                 65
Amounts recoverable on contracts                                      1,007              1,828               --                 --
Amounts owed by Group companies                                        --                 --               39,696             37,722
Other debtors                                                         4,938              8,316                536              1,311
Prepayments and accrued income                                        2,383              1,853                276                 72
Tax recoverable                                                         120                510                944                717
------------------------------------------------------------------------------------------------------------------------------------
                                                                     65,769             61,845             41,515             39,887
------------------------------------------------------------------------------------------------------------------------------------
Amounts falling due after one year
Trade debtors                                                           107                162               --                 --
Other debtors                                                         5,541              5,446              2,070              1,999
Tax recoverable (principally ACT)                                      --                1,202               --                1,416
------------------------------------------------------------------------------------------------------------------------------------
                                                                      5,648              6,810              2,070              3,415
------------------------------------------------------------------------------------------------------------------------------------
                                                                     71,417             68,655             43,585             43,302
------------------------------------------------------------------------------------------------------------------------------------

Other debtors includes 'L'505,000 (1997 - 'L'331,000) in respect of loans made to the trustee of the Employee Share Ownership Plan for the purpose of purchasing shares in the Company, where the Group has had no benefit accruing to it from the dates of award (see note 16). Amounts have been made available to the trustee (Mourant & Co Ltd, St Helier, Jersey) as follows:

Scheme                                                              Date of Award             Value of Award        Number of Shares
------------------------------------------------------------------------------------------------------------------------------------
Restricted Share Scheme                                                  29.04.96                 'L'272,085                 279,966
Equity Participation Scheme                                              27.03.97                 'L'360,933                 297,529
                                                                         21.04.98                 'L'576,521                 317,901
------------------------------------------------------------------------------------------------------------------------------------

The shares may be transferred to the participating employees after three years. These amounts are being amortised to the profit and loss account over the relevant periods.

19. CREDITORS - AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                                                 Group                       Company
                                                                                ----------------------        ----------------------
                                                                                   1998           1997           1998           1997
                                                                                'L''000        'L''000        'L''000        'L''000
------------------------------------------------------------------------------------------------------------------------------------
Bank loans and overdrafts (see note 20)                                          57,299          8,181         54,541          7,096
Other loans (see note 20)                                                            61            166           --             --
Obligations under finance leases and hire purchase contracts                         41             27           --             --
Payments received on account                                                      1,979          1,702           --             --
Trade creditors                                                                  29,228         22,981            219            199
Amounts owed to Group companies                                                    --             --           52,066         61,548
UK corporation tax payable                                                        3,864          4,780              9           --
ACT on dividends                                                                    890          2,658            890          2,533
Overseas tax                                                                      2,176          1,244           --             --
Taxation and social security                                                      2,726          1,836            212            465
Other creditors                                                                  16,938         13,958          1,218            223
Accruals                                                                         15,091         13,603          1,379          1,276
Proposed dividend                                                                 7,913          7,038          7,913          7,038
------------------------------------------------------------------------------------------------------------------------------------
                                                                                138,206         78,174        118,447         80,378
------------------------------------------------------------------------------------------------------------------------------------



                  38 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                       FINANCIAL REVIEW

                       Notes to the Financial Statements

20. CREDITORS - AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                                  Group                      Company
                                                                                 ----------------------        ---------------------
                                                                                    1998           1997           1998          1997
                                                                                 'L''000        'L''000        'L''000       'L''000
------------------------------------------------------------------------------------------------------------------------------------
US $60 million 8% Senior Notes (maturity date April 2000)                         36,145         36,364           --            --
Obligations under finance leases and hire purchase contracts                          23             64           --            --
Bank loans                                                                         3,354           --             --            --
Other loans                                                                          303            244           --            --
Other creditors                                                                    1,951          1,239           --            --
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  41,776         37,911           --            --
------------------------------------------------------------------------------------------------------------------------------------
Analysis of bank repayments
Bank loans and overdrafts repayable:
within one year                                                                   57,299          8,181         54,541         7,096
between one and two years                                                          3,354           --             --            --
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  60,653          8,181         54,541         7,096
------------------------------------------------------------------------------------------------------------------------------------
Finance lease and hire purchase obligations:
Amounts repayable:
within one year                                                                       41             27           --            --
between one and five years                                                            17             56           --            --
after five years                                                                       6              8           --            --
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      64             91           --            --
------------------------------------------------------------------------------------------------------------------------------------
Other loans repayable:
within one year                                                                       61            166           --            --
between one and two years                                                             78             62           --            --
between two and five years                                                           187            162           --            --
after five years                                                                      38             20           --            --
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     364            410           --            --
------------------------------------------------------------------------------------------------------------------------------------

Bank loans falling due after more than one year are secured.
Finance lease and hire purchase obligations are secured by retention of title to the relevant asset. Otherwise there are no secured loans.

21. DEFERRED TAX

                                                                                                           Group            Company
                                                                                                        --------           --------
                                                                                                         'L''000            'L''000
-----------------------------------------------------------------------------------------------------------------------------------
Balance at 1 January 1998                                                                                    912                188
Charged to profit and loss account                                                                           210               (151)
Foreign exchange movements                                                                                    (1)              --
Movement in recoverable advance corporation tax offset against deferred tax                                  557                343
-----------------------------------------------------------------------------------------------------------------------------------
Balance at 31 December 1998                                                                                1,678                380
-----------------------------------------------------------------------------------------------------------------------------------

Amounts of deferred taxation have been provided in the financial statements as follows:

                                                                                          Group                             Company
                                                                       ------------------------           -------------------------
                                                                          1998             1997              1998              1997
                                                                       'L''000          'L''000           'L''000           'L''000
-----------------------------------------------------------------------------------------------------------------------------------
Capital allowances in excess of depreciation                             1,398              814               (83)              (28)
Unrelieved losses                                                         --                (25)               --               559
Short term timing differences                                              280              680               463                --
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         1,678            1,469               380               531
-----------------------------------------------------------------------------------------------------------------------------------
Less recoverable advance corporation tax                                  --               (557)               --              (343)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         1,678              912               380               188
-----------------------------------------------------------------------------------------------------------------------------------

There are unprovided tax losses of 'L'1,750,000 (1997 - 'L'807,000) carried forward in respect of subsidiaries which may be set against future taxable profits.
     No potential deferred tax arising on the revaluation of assets has been disclosed as no disposals are envisaged in the foreseeable future which would give rise to a material liability.
     There are no other unprovided amounts in respect of deferred taxation. No provision has been made for taxation that would arise in the event of overseas subsidiaries distributing the balance of their reserves.



                  39 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                                FINANCIAL REVIEW

                                Notes to the Financial Statements

22. Called Up Share Capital

                                                                                1998                  1997
                                                                             'L''000               'L''000
----------------------------------------------------------------------------------------------------------
Ordinary shares of 5p each
Authorised: 270,000,000 shares (1997 - 270,000,000)                           13,500                13,500
----------------------------------------------------------------------------------------------------------
                                                                                                   Nominal
                                                                               No of                 Value
                                                                              Shares               'L''000
----------------------------------------------------------------------------------------------------------

Allotted and fully paid:
Balance at 1 January 1998                                                219,919,266                10,996
Issued on exercise of executive share options                                642,936                    32
Issued on exercise of SAYE share options                                      10,921                     1
Issued on acquisition of Heatric Limited minority interest                 1,556,824                    78
Scrip dividends                                                            2,045,561                   102
----------------------------------------------------------------------------------------------------------
Balance at 31 December 1998                                              224,175,508                11,209
----------------------------------------------------------------------------------------------------------

The following options to acquire ordinary shares granted under various share option schemes were outstanding at 31 December 1998.

(i)  Meggitt PLC Savings Related Share Option Scheme:

                                   No of                                                   Exercise period
                         ordinary shares                Exercise price            ------------------------
Year of grant               under option                     per share               From               To
----------------------------------------------------------------------------------------------------------
1993                             348,393                        83.60p           01.01.99         30.06.99
1995                             574,941                        71.90p           01.01.01         30.06.01
----------------------------------------------------------------------------------------------------------

(ii)  Meggitt 1998 Sharesave Scheme:

                                   No of                                                   Exercise period
                         ordinary shares                Exercise price            ------------------------
Year of grant               under option                     per share               From               To
----------------------------------------------------------------------------------------------------------

1998                             277,171                       158.80p           01.10.01         31.03.02
1998                             427,286                       158.80p           01.10.03         31.03.04
1998                             199,340                       158.80p           01.10.05         31.03.06
----------------------------------------------------------------------------------------------------------


(iii) Meggitt PLC 1984 Share Option Scheme:

                                   No of                                                   Exercise period
                         ordinary shares                Exercise price            ------------------------
Year of grant               under option                     per share               From               To
----------------------------------------------------------------------------------------------------------

1989                              13,277                       119.56p           15.05.92         14.05.99
1991                              15,933                        74.56p           19.04.94         18.04.01
1992                              43,000                       101.83p           14.05.95         13.05.02
1993                             115,000                       100.50p           29.04.96         28.04.03
1994                             105,000                        72.50p           24.10.97         23.10.04
----------------------------------------------------------------------------------------------------------


(iv) Meggitt 1996 No 1 Executive Share Option Scheme:

                                   No of                                                   Exercise period
                         ordinary shares                Exercise price            ------------------------
Year of grant               under option                     per share               From               To
----------------------------------------------------------------------------------------------------------

1996                             287,925                       106.00p           26.09.99         25.09.06
1997                              77,032                       120.50p           27.03.00         26.03.07
1997                             100,182                       136.50p           25.09.00         24.09.07
1998                              81,991                       179.50p           20.04.01         19.04.08
1998                             151,069*                      121.00p           25.09.01         24.09.08
1998                              22,556*                      133.00p           01.10.01         30.09.08


                  40 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                                FINANCIAL REVIEW

                                Notes to the Financial Statements

(v)  Meggitt 1996 No 2 Executive Share Option Scheme:


                                   No of                                                   Exercise period
                         ordinary shares                Exercise price            ------------------------
Year of grant               under option                     per share               From               To
----------------------------------------------------------------------------------------------------------
1996                           2,243,772                       100.50p            19.06.99        18.06.03
1996                             407,075                       106.00p            26.09.99        25.09.03
1997                             875,655                       120.00p            27.03.00        26.03.04
1997                             459,818                       136.50p            25.09.00        24.09.04
1998                             688,067                       179.50p            20.04.01        19.04.05
1998                             593,931*                      121.00p            25.09.01        24.09.05
1998                              78,947*                      133.00p            01.10.01        30.09.05
----------------------------------------------------------------------------------------------------------


(vi) Meggitt PLC Discretionary Overseas Share Option Scheme:


                                   No of                                                   Exercise period
                         ordinary shares                Exercise price            ------------------------
Year of grant               under option                     per share               From               To
----------------------------------------------------------------------------------------------------------

1989                             103,569                       119.56p           15.05.92         14.05.99
1990                              10,622                        68.25p           14.05.93         13.05.00
1991                              26.556                        74.56p           19.04.94         18.04.01
1992                              63,000                       101.83p           14.05.95         13.05.02
1993                             103,000                       100.50p           29.04.96         28.04.03
1994                              85,000                        72.50p           24.10.97         23.10.04
----------------------------------------------------------------------------------------------------------


All the above options which were granted for nil consideration, may in certain circumstances, be exercised earlier than the dates given.

Shares under option marked * have been purchased in the market from previously issued share capital and are held by the trustee of the Employee Share Ownership Plan as shown in note 16 on page 37.

23.  Reconciliation of Movements in Shareholders' Funds

                                                                                     1998             1997
                                                                                  'L''000          'L''000
----------------------------------------------------------------------------------------------------------
Profit for the financial year                                                      22,902           20,551
Dividends                                                                         (11,561)         (10,357)
Other recognised gains/(losses) relating to the year                                1,261           (1,292)
New share capital subscribed                                                        7,405            1,557
Goodwill written off - prior year acquisitions                                       (115)          (1,785)
Revaluation adjustments                                                                 -             (464)
----------------------------------------------------------------------------------------------------------
Net increase in shareholders' funds                                                19,892            8,210
Opening shareholders' funds                                                        72,936           64,726
----------------------------------------------------------------------------------------------------------
Closing shareholders' funds                                                        92,828           72,936
----------------------------------------------------------------------------------------------------------


                  41 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                                FINANCIAL REVIEW

                                Notes to the Financial Statements


24. Reserves

                                                         Share  Revaluation    Profit and       Other        Merger
                                                       premium      reserve  loss account    reserves       reserve
                                                       'L''O00      'L''O00       'L''O00     'L''O00       'L''O00
-------------------------------------------------------------------------------------------------------------------
Group
Balance at 1 January 1998                               55,077        1,465        36,888      18,401        37,619
Retained profit for the financial year                      --           --        11,341          --            --
Foreign currency translation adjustments                    --           --         1,261          --            --
Additional depreciation on revalued assets                  --          (19)           19          --            --
Premium arising on issue of shares in connection
   with acquisition of Heatric minority                  2,922           --            --          --            --
Premium arising on issue of shares in connection
   with the exercise of executive share options,
   SAYE share options and scrip dividend                 4,270           --            --          --            --
Goodwill relating to prior year acquisitions                --           --          (115)         --            --
-------------------------------------------------------------------------------------------------------------------
                                                        62,269        1,446        49,394      18,401        37,619
-------------------------------------------------------------------------------------------------------------------
Previously eliminated goodwill                              --           --       (31,490)    (18,401)      (37,619)
-------------------------------------------------------------------------------------------------------------------
Balance at 31 December 1998                             62,269        1,446        17,904          --            --
-------------------------------------------------------------------------------------------------------------------
Company
Balance at 1 January 1998                               41,013           --        35,829      17,556        32,754
Retained loss for the financial year                        --           --        (9,865)         --            --
Foreign currency translation adjustments                    --           --        (1,215)         --            --
Premium arising on issue of shares in connection
    with acquisition of Heatric minority                 2,922           --            --          --            --
Premium arising on issue of shares in connection
    with the exercise of executive share options,
    SAYE share options and scrip dividend                4,270           --            --          --            --
-------------------------------------------------------------------------------------------------------------------
Balance at 31 December 1998                             48,205           --        24,749      17,556        32,754
-------------------------------------------------------------------------------------------------------------------

In accordance with the requirements of FRS10, goodwill which had been previously written off to a separate goodwill reserve has been offset against other reserves.

25. Commitments
Capital commitments

                                                         Group           Company
                                              ----------------   ---------------
                                                1998      1997     1998     1997
                                             'L''O00   'L''O00  'L''O00  'L''000
--------------------------------------------------------------------------------
Contracted for but not provided                2,609     2,281       95      102
--------------------------------------------------------------------------------

Operating lease commitments

Commitments under operating leases to pay rentals during the year following the year of these financial statements are given in the table below, analysed according to the period in which each lease expires.

                                                         Group           Company
                                              ----------------   ---------------
                                                1998      1997     1998     1997
                                             'L''O00   'L''O00  'L''O00  'L''O00
--------------------------------------------------------------------------------
Land and buildings:
Expiring within one year                         836       789       26       --
Expiring in two to five years                  2,256     2,058       --       37
Expiring thereafter                            3,883     4,180       41       60
--------------------------------------------------------------------------------
                                               6,975     7,027       67       97
--------------------------------------------------------------------------------
Other assets:
Expiring within one year                          88        18       15       --
Expiring in two to five years                    432       405       --       21
Expiring thereafter                                3         3       --       --
--------------------------------------------------------------------------------
                                                 523       426       15       21
--------------------------------------------------------------------------------

                  42 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                                FINANCIAL REVIEW

                                Notes to the Financial Statements

26. Reconciliation of Operating Profit to Operating Cash Flow

                                                            1998            1997
                                                         'L''O00         'L''O00
--------------------------------------------------------------------------------
Operating profit                                          36,980         32,570
Depreciation and amortisation                              9,272          7,097
Stocks                                                    (7,510)         3,234
Debtors                                                    1,884         (5,419)
Creditors                                                  2,041          4,122
Loss on disposal of fixed assets                              --             52
--------------------------------------------------------------------------------
Cash flow from operating activities                       42,667         41,656
--------------------------------------------------------------------------------


27.  Major non-cash transactions

During the year the following major non-cash transactions arose:

(i) as part of the acquisition of the minority interest in Heatric Limited, Meggitt PLC issued 1,556,824 shares worth'L''3,000,000.

(ii) Meggitt PLC issued 2,045,561 shares worth'L''3,898,000 in respect of scrip dividends.

28. Analysis of Net Debt

                            At 1 January      Cash                  Exchange   At 31 December
                                    1998      Flow   Acquisitions   Movement             1998
                                 'L''O00   'L''000        'L''000    'L''O00          'L''O00
---------------------------------------------------------------------------------------------
Cash                              40,335    (1,326)            --        501           39,510
Overdrafts                          (388)      260             --         --             (128)
---------------------------------------------------------------------------------------------
Net Cash                          39,947    (1,066)            --        501           39,382
---------------------------------------------------------------------------------------------
Bank Loans                        (7,960)  (43,367)        (3,916)    (1,991)         (57,234)
HP                                   (27)      (14)            --         --              (41)
---------------------------------------------------------------------------------------------
Debt due within one year          (7,987)  (43,381)        (3,916)    (1,991)         (57,275)

Debt due after one year          (36,671)       (1)        (3,282)       130          (39,824)
---------------------------------------------------------------------------------------------
Net Debt                          (4,711)  (44,448)        (7,198)    (1,360)         (57,717)
---------------------------------------------------------------------------------------------

29. Reconciliation of Net Cash Flow to Movement in Net Debt

                                                                 1998       1997
                                                              'L''O00    'L''O00
--------------------------------------------------------------------------------
(Decrease)/Increase in cash in the period                      (1,066)     7,522
(Decrease)/Increase in liquid resources                            --       (645)
Reduction in debt financing                                   (43,382)      (846)
--------------------------------------------------------------------------------
Change in net debt resulting from cash flows                  (44,448)     6,031
Loans (acquired)/disposed with subsidiaries                    (7,198)       (73)
Exchange differences                                           (1,360)      (799)

Movement in net debt in year                                  (53,006)     5,159
--------------------------------------------------------------------------------
Net debt at 1 January 1998                                     (4,711)    (9,870)
Net debt at 31 December 1998                                  (57,717)    (4,711)
--------------------------------------------------------------------------------


                  43 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                                FINANCIAL REVIEW

                                Notes to the Financial Statements


30. Acquisition of Subsidiary Undertakings

(i) The net effect on the assets and liabilities of the Group arising from the acquisition of subsidiary undertakings is set out as follows:

                                                                1998        1997
                                                             'L''O00     'L''O00
--------------------------------------------------------------------------------
Net assets acquired:
Goodwill on consolidation                                     46,712       1,785
Intangible fixed assets                                        1,854          --
Tangible fixed assets                                         13,051         458
Stocks                                                         8,467       1,064
Debtors                                                        8,615         894
Creditors                                                     (9,424)       (604)
Loans                                                         (7,198)         --
Cash                                                           3,636          --
Finance leases                                                    --         (73)
--------------------------------------------------------------------------------
Minority interest                                              2,259          --
--------------------------------------------------------------------------------
Consideration                                                 67,972       3,524
--------------------------------------------------------------------------------


Analysis of net outflow of cash in respect of purchases of subsidiary undertakings:

                                                                1998        1997
                                                             'L''O00     'L''O00
--------------------------------------------------------------------------------
Cash consideration paid including deferred consideration      64,087       5,220
--------------------------------------------------------------------------------
Net outflow of cash and cash equivalents for acquisitions     60,451       5,220
--------------------------------------------------------------------------------

(ii) Goodwill on consolidation includes'L''25.2 million in respect of the acquisition of Vibro-Meter SA on 25 September 1998.

                                 Balance                               Fair value
                                sheet at                  Accounting  balances at
                                 date of                      policy      date of
                             acquisition   Revaluations    alignment  acquisition
                                 'L''O00        'L''O00      'L''000      'L''O00
---------------------------------------------------------------------------------
Intangible fixed assets            1,730             --          124        1,854
Tangible fixed assets             12,066            883           --       12,949
Stocks                             9,140         (1,180)          --        7,960
Debtors                            8,167            (95)          --        8,072
Creditors                         (7,851)          (523)          --       (8,374)
Loans                             (7,198)            --           --       (7,198)
Cash                               3,636             --           --        3,636
Deferred tax                      (1,674)            --        1,674           --
---------------------------------------------------------------------------------
                                  18,016           (915)       1,798       18,899
---------------------------------------------------------------------------------
Consideration                                                              44,089
---------------------------------------------------------------------------------
Goodwill on consolidation                                                  25,190
---------------------------------------------------------------------------------

Revaluations

The tangible fixed assets revaluation is in respect of a valuation of freehold properties at the date of acquisition. The revaluation adjustments in respect of stocks, debtors and creditors reflect adjustments to estimated realisable value.

Accounting policy alignment

The fair value adjustment for intangible assets relates to the restatement of the acquired assets in accordance with the Group's amortisation policies. The adjustment to deferred tax writes back the previously provided deferred tax on the revaluation surplus in accordance with UK GAAP which requires a liability to be recognised only where a disposal is envisaged. No such property disposals are envisaged.

     The profit after taxation of Vibro-Meter SA for the 12 months to acquisition was'L''1.3 million.

     In respect of the period from acquisition to 31 December Vibro-Meter SA contributed sales of'L''9.2 million, an operating profit before goodwill amortisation of'L''0.2 million and an operating loss after goodwill amortistion of'L''0.1 million.

The post acquisition effect of Vibro-Meter SA on the Group consolidated cashflow is:

                                                               'L''O00   'L''O00
--------------------------------------------------------------------------------
Cash flow before corporate items                                             592
Purchase of subsidiary undertakings                            (44,089)
Net cash acquired with subsidiaries                              3,636
Acquisitions and disposals                                               (40,453)
Financing                                                                 41,991
--------------------------------------------------------------------------------
Increase in cash in period                                                 2,130
--------------------------------------------------------------------------------


                  44 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                                FINANCIAL REVIEW

                                Notes to the Financial Statements


(iii) Goodwill on consolidation includes 'L'18.3 million in respect of the acquisition of the minority interest in Heatric Limited on 22 July 1998.

                                                                      Fair value
                                                                     balances at
                                                                         date of
                                                                     acquisition
                                                                         'L''000

Minority interest                                                          2,259
--------------------------------------------------------------------------------
Consideration                                                             20,533
--------------------------------------------------------------------------------
Goodwill on consolidation                                                 18,274
--------------------------------------------------------------------------------

(iv) Goodwill on consolidation includes 'L'2.9 million in respect of the acquisition of Hayes Targets on 2 February 1998.

                                 Balance                              Fair value
                                sheet at                             balances at
                                 date of                                 date of
                             acquisition         Revaluations        acquisition
                                 'L''000              'L''000            'L''000
--------------------------------------------------------------------------------
Tangible fixed assets                132                  (30)              102
Stocks                               636                 (129)              507
Debtors                              543                   -                543
Creditors                           (834)                (216)           (1,050)
--------------------------------------------------------------------------------
                                     477                 (375)              102
--------------------------------------------------------------------------------
Consideration                                                             3,015
--------------------------------------------------------------------------------
Goodwill on consolidation                                                 2,913
--------------------------------------------------------------------------------

Revaluations

The revaluation adjustments in respect of fixed assets, stocks and creditors reflect adjustments to estimated realisable value.

(v) Goodwill on consolidation includes 'L'0.3 million in respect of the acquisition of SAMDI. No value was placed on the assets acquired.

The cumulative amount of goodwill written off to reserves to 31 December 1998 was 'L'94.4 million which arose in respect of acquisitions prior to 1
January 1998.

31.  Contingent Liabilities

The parent Company has given guarantees in respect of some property leases and other leasing agreements together with some performance guarantees entered into by certain subsidiaries.

The Company and various of its subsidiaries are, from time to time, parties to legal proceedings and claims which arise in the ordinary course of business.
The directors do not anticipate that the outcome of these proceedings and claims, either individually or in aggregate, will have a material adverse effect upon the Group's financial position.

32.  Pensions

In the UK, most employees are members either of the Meggitt Group 1990 Pension Plan or the Meggitt Executive Pension Plan. These are defined benefit plans, the assets of which are held in trust funds separate from the Group's finances.

The latest actuarial valuation of the Meggitt Group 1990 Pension Plan carried out as at 1 July 1998 showed that the Plan was 110% funded on estimated final salaries using a 3% per annum gap between salaries and yields and making allowance for the Advance Corporation Tax changes from the 1997 Budget. The assets were valued at 'L'99 million.

The valuation of the Meggitt Executive Pension Plan was carried out as at 6 April 1997 and was 101% funded but with a 2% per annum gap between salaries and yields. These assets were valued at 'L'21 million.

The pension costs relating to the Plans are assessed in accordance with the advice of Sedgwick Noble Lowndes Limited, consulting actuaries. They used the projected unit method for the 1990 Plan and the attained age method for the Executive Plan.

The pension charge in the UK for the year was 'L'3.3 million (1997 -'L'1.7 million) after crediting the amortisation of surpluses over the average remaining service lifetime of employees. An amount of 'L'3.4 million (1997 - 'L'3.7 million) is included in other debtors, being the excess of the amount funded over the amount charged to the profit and loss account.

In overseas countries the Group provides pensions in accordance with statutory requirements and local customs and practice.

In 1998 the real cost to the Group of overseas pensions contributions was 'L'3.0 million (1997 - 'L'2.2 million).


                  45 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998

                                FINANCIAL REVIEW

                                Notes to the Financial Statements

33. Group Companies

The following information is not a complete listing of all subsidiary companies at 31 December 1998 but relates only to those subsidiaries principally affecting the profits or assets of the Group.


United Kingdom
----------------------------------------------------------------------------------------------------------

                   Endevco UK Limited                       Meggitt Mobrey Limited
                   Heatric Limited                          Meggitt Properties PLC*+
                   Meggitt Defence Systems Limited          Meggitt (UK) Limited
                   Meggitt Electronic Components Limited    Systech Solutions Limited
                   Meggitt International Limited* +         Wayfarer Transit Systems Limited
                   Meggitt Investments Limited* +
----------------------------------------------------------------------------------------------------------
Continental Europe
----------------------------------------------------------------------------------------------------------
                   Bestobell Mobrey GmbH - Germany          Mobrey SA-NV -Belgium
                   Endevco France SA - France               Mobrey SA - France
                   Endevco Vertriebs GmbH - Germany         Navarra de Componentes Electronicos SA - Spain
                   Meggitt BV - Netherlands +               Piher International GmbH - Germany
                   Mobrey AB - Sweden                       Vibro-Meter SA - Switzerland
----------------------------------------------------------------------------------------------------------
USA
----------------------------------------------------------------------------------------------------------
                   Avica Inc                                Meggitt-USA, Inc +
                   Endevco Corporation                      Piher International Corporation
                   Meggitt Avionics Inc                     Transducer Technology Inc
                   Meggitt Oregon Inc
----------------------------------------------------------------------------------------------------------

  (i) The companies listed above are incorporated in the country named.

 (ii) The ordinary shares of all subsidiaries were 100 per cent owned by Meggitt PLC either directly or indirectly at 31 December 1998.

(iii) Companies marked * are direct subsidiaries of Meggitt PLC.

(iv) Companies marked + are management companies. Otherwise all companies are operating companies engaged in the Group's principal activities as described in the Report of the Directors on page 17.

                  46 MEGGITT PLC ANNUAL REPORT & ACCOUNTS 1998